PERCENTAGE LEASE AGREEMENT
DATED AS OF FEBRUARY 19, 1998
AMONG
BOYKIN HOTEL PROPERTIES, L.P.
AS LESSOR
SOUTH SEAS ESTERO ISLAND, LTD.
AS LESSEE
AND SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSIEP
AS GUARANTOR
TABLE OF CONTENTS



Page
PERCENTAGE LEASE AGREEMENT
	ARTICLE I		1
	1.1	Leased Property	1
	1.2	Term	2
	1.3	Development Projects	3
	1.4	Condominium Lease Agreements	3



ARTICLE
11........................................................
 ................   4



ARTICLE III 3.1 3.2 3.3 3.4 3.5 3.6 3.7 3.8 3.9 3.10 3.11
3.12 3.13



 .............................................................
 .........	13
	Rent	13
	Payment of Percentage Rent	16
	Confirmation of Percentage Rent	17
	Additional Charges	17
	Security Deposit	18
	Conversion of Property	18
	Annual Revenue Projections	18
	Annual Capital Expenditures Budget	18
	Capital Expenditure Reserve	19
	Application of Capital Expenditure Reserve	19
	Unbudgeted Capital Expenditures	19
	Agent Method for Purchases of Capital Expenditures	20
	Lessor's Obligation to Make Capital Expenditures	20



	ARTICLE IV		21
	4.1	Payment of Taxes and Impositions	21
	4.2	Utility Charges	21
	4.3	Insurance Premiums	21



ARTICLE
V.........................................................
 ..............      2 1
No Termination, Abatement,
Etc.................................................  2 1



	ARTICLE VI		22
	6.1	Ownership of the Leased Property	22
	6.2	Lessee's Personal Property	23
	6.3	Lessor's Lien	23
	6.4	Initial FF&E	23

	ARTICLE VII		23
	7.1	Condition of the Leased Property	23
	7.2	Use of the Leased Property	24
	7.3	Lessor to Grant Easements, Etc	25

Paiz
e
ARTICLE VIII             25
8.1 Compliance witli Legal, Insurance Requirements,
Lessor's Insurance and Tax
		Obligations	25
	8.2	Legal Requirements Covenants	26
	8.3	Environmental Covenants	26
	8.4	Asset Management Covenants	28
	8.5	Net Worth Representations/Covenants	28
	8.6	Room Rate Covenant	29



	ARTICLE IX		29
	9.1	Maintenance and Repair	29
	9.2	Encroachments, Restrictions, Etc	30



	ARTICLE X		31
	10.1	Alterations	31
	10.2	Salvage	31
	10.3	Joint Use Agreements	31



ARTICLE)U.................................................
 .....................    31
Liens.....................................................
 .................  31



ARTICLE
XII.......................................................
 ..............     32
Permitted
Contests..................................................
 .........  32



	ARTICLE XIII		32
	13.1	General Insurance Requirements	32
	13.2	Increase in Limits	33
	13.3	Blanket Policy	34
	13.4	No Separate Insurance	34
	13.5	Reports of Insurance Claims	34
	13.6	Waiver of Subrogation	34
	13.6	Form Satisfactory, Etc	34
	13.7	Failure to Obtain Insurance	35
	13.8	Failure to Obtain Insurance	35
	13.9	Self-Insured Deductible	35



	ARTICLE XIV		35
	14.1	Insurance Proceeds	35
	14.2	Reconstruction in the Event of Damage or

 Destruction Covered by Insurance	36

14.3	Reconstruction in the Event of Dwnage or
Destruction Not Covered by
		Insurance	37
	14.4	Lessee's Personal Property	37
	14.5	Abatement of Rent	37
	14.6	Damage Near End of Term	37
	14.7	Waiver	37



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			Pa2e

	ARTICLE XV		37
	15.1	Parties' Rights and Obligations	37
	15.2	Total Taking	37
	15.3	Allocation of Award	38
	15.4	Partial Taking	38
	15.5	Temporary Taking	38



	ARTICLE XVI		38
	16.1	Events of Default	38
	16.2	Remedies	41
	16.3	Waiver	43
	16.4	Application of Funds	43
	16.5	Surrender	43
	16.6	Waiver	43
	16.7	Notice to Guarantor Lender	44



ARTICLE XVII
	44

AR'NCLE XVIII	44

ARTICLE XIX	45
	19.1	REIT Compliance		45
	19.2	Sublease Lessee Limitation		45
	19.3	Lessee Ownership Limitation		45

	19.4	Lessee Officer and Employee Limitation	45
	19.5	Payments to Affiliates of Lessee	46
	19.6	Third-Party Management Activities	46



ARTICLE
XX........................................................
 .............     46
Holding
Over......................................................
 .........  46



ARTICLE
XXI.......................................................
 ..............    46
Risk of
Loss......................................................
 ..........  46



ARTICLE
XYdl......................................................
 ..............    46
Indemnification...........................................
 ...................  46



	ARTICLE XXIII		47
	23.1	Subletting and Assignment	47
	23.2	Attomment	47
	23.3	Management Agreement	48

23.4	Change of Control of Guarantor or Lessee; Sale of
Substantially All of
the Assets of Guarantor or Lessee         48



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ARTICLE XXIV                     49
24.1	Officers' Certificates; Filiancial Statements;
Lessor's Estoppel Certifi . cates and
Covenants                   49
24.2    Lessee's Financial Covenants              49



ARTICLE
XXV.......................................................
 .............        50
Books and Records; Lessor's Riglit to
Inspect......................................  50



ARTICLE
XXVI......................................................
 .............    50
No
Waiver....................................................
 ..............  50



ARTICLE
XXVII.....................................................
 .............     50
Remedies
Cumulative................................................
 .........  50



ARTICLE
XXVIII....................................................
 ..............      5 1
Acceptance of
Surrender.................................................
 ......  5 1



ARTICLE
XXIX......................................................
 .............       5 1
No Merger of
Title.....................................................
 ......  5 1



ARTICLE
XXX.......................................................
 .............      5 1
Conveyance by
Lessor....................................................
 ....  5 1



ARTICLE
XXXI......................................................
 .............      5 1
Quiet
Enjoyment.................................................
 ............  5 I



ARTICLE
XXXII.....................................................
 .............      5 1
Notices...................................................
 .................   5 1



ARTICLE XXXIII                52
	33.1	Lessor May Grant Liens , Subordination	52
	33.2	Lessee's Right to Cure	53
	33.3	Breach by Lessor	54
	33.4	Lessee's Cooperation	54



	ARTICLE	XXXIV	54
	34.1	Miscellaneous	54
	34.2	Transition Procedures	54

34.3    Change of Franchise           55
34.4    Waiver of Presentment, Etc           55



ARTICLE
XXXV......................................................
 ............     55
Memorandum of
Lease.....................................................
 ...  55



ARTICLE
XXXVI.....................................................
 .............        55
Lessor's Option to Purchase Assets of
Lessee......................................  55



-iv-

	ARTICLE	XXXVII	56
	37.1	Lessor's Option to Terminate Lease	56
	37.2	Early Termination Payments	56



ARTICLE
XXXVIII...................................................
 .............      57
Compliance with Franchise
Agreement...........................................  57



ARTICLE
XXXIX.....................................................
 .............    57
Guaranty
Agreement.................................................
 .........  57



EXFHBIT A	Property Description

EXIIIBIT B	All Space Leases

EXIUBIT C	FF&E Included in Lease Property Initial
FF&E

EXFHBIT D	Inventory

EXIEBIT E	Condominium Lease Agreements

EXFHBIT F	Form of Renewal Lease

EXFHBIT G	Competitive Set

EXMBIT H	Description of Facility

EX141BIT I	Capital Expenditures

EXIUBIT J	Security Agreement

EXIEBIT K	Insurance Requirements

EXIBBIT K- I	Market Value Clause

EXIEBIT L	Guaranty Agreement

EXIEBIT M	Nondisturbance Agreement

EXHIBIT N	Operational Agreement Budget

PERCENTAGE LEASE AGREEMENT



THIS PERCENTAGE LEASE AGREEMENT (this "Lease"), made as of the,46 Away of February, 1998, by and between Boykin
Hotel Properties, L.P., an Ohio limited partnership
("Lessor"), and South Seas Estero Island, Ltd., a Florida limited partnership ("Lessee"), provides as follows:



WITNESSETH:

Lessor owns property the "Leased Property" (as hereinafter defined) located at 275 Estero Boulevard, Fort Myers Beach, Florida.



Lessee desires to lease or sublease, as the case may be, the Leased Property, to operate as a hotel facility.

NOW, THEREFORE, Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.



ARTICLE I

1.1	Leased Pr@.  The "Leased Property" is comprised
of Lessoes interest in the following, but expressly excludes Lessoes interest in any mineral rights, timber, or building antennae related to the Land (defined below):



(a) the land described in Exhibit A attached hereto and incorporated herein by reference



(the "Land");

(b)	all buildings, structures and other
improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to such buildings, structures and other improvements presently situated upon the Land (collectively, the "Leased Improvements"), including the Facility;



(c) all easements, rights and appurtenances relating to the Land and to the Leased



Improvements;

(d)	all equipment, machinery, fixtures, and
other items of property required or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated in the Leased Improvements, including, without limitation, all furnace ' s, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

(e)	all existing leases of space within the
Leased Property (including any security deposits or collateral held by Lessor pursuant thereto), which space leases are listed on Exhibit B attached hereto and incorporated by reference;



(f)	all contract rights, trade names, logos
and other intangible property of Lessor with respect to the operation of the existing hotel business conducted on the Leased Property, including without limitation, all rights, if any, relating to the Franchise Agreement;



(g) the furniture, fixtures and equipment listed or referred to on Exhibit C attached hereto and incorporated by reference; and



(h) the Inventory listed on or referred to on Exhibit D attached hereto and incorporated by reference; and
4

(i)	all lease agreements, rental agreements,
flex lease agreements and other similar agreements between Lessor and owners of individual condominium units or private residences for the rental of such units or residences to third parties on behalf of such owners, including, without limitation the 42 Lease Option Program
Agreements (the "Guaranteed Leases") and the 9 Rental
Program Agreements (the "Flex Leases"), which agreements are listed on Exhibit E attached hereto and incorporated by reference (collectively, the "Condominium Lease
Agreements").



THE LEASED PROPERTY SHALL NOT INCLUDE THE IMTIAL FF&E.
THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION
WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED)
BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN
POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING
ALL CURRENT AND FUTURE COVENANTS, CONDITIONS,
RESTRICTIONS, EASEMENTS AND OTHER MATTERS (NOT LINETED TO
ITEMS OF RECORD) INCLUDING ALL APPLICABLE LEGAL
REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS,
MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND
INCLUDING OTHER MATTERS WIRCH WOULD BE DISCLOSED BY AN
INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY
THEREOF.



1.2	Tenn.  The term of the Lease (the "Tenn")
shall commence as of the date and time (i) the
Lessor acquires	the Leased Property from Florida Income
Fund 111, Limited Partnership, and (ii) Lessee
pays
Lessor for the	Initial FF&E (the "Commencement Date") and
shall end on the tenth anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions hereof. Lessee is hereby given two separate options to extend the Tenn of this Lease for two separate, successive periods (individually, the "First
Renewal Term" and the "Second Renewal Term" and collectively, the "Additional Terms"). The First Renewal
Term shall be for a period of three years to follow consecutively upon the expiration of the initial Term of this Lease. The Second Renewal Term shall be for a period of three years to follow consecutively upon the expiration of the First Renewal Term of this Lease. The option for the First Renewal Term may be exercised by the Lessee giving notice to the Lessor of Lessee's exercise of this option not less than 270 days prior to the expiration of the initial Term of this Lease. The option for the Second
Renewal Tenn may be exercised by the Lessee giving notice to the Lessor of Lessee's exercise of this option not less than 270 days prior to the expiration of the First Renewal
Term of this Lease. If this Lease is extended as provided above, the word "Term" as used herein shall mean and refer to the First Renewal Term or the Second Renewal Tenn, as the case may be, and all of the terms, covenants, conditions and provisions of this Lease shall, continue in full force and effect during the Additional Terms, except that the Base Rent and the Percentage Rent formulas for each Additional Tenn shall be adjusted as Lessor and Lessee may mutually agree no later than 45 days after Lessee's exercise of its option to renew. If Lessor and Lessee are unable to agree on adjusted Base Rent and Percentage Rent formulas within such 45-day period, then Lessor shall have the right to solicit offers from any Person to lease the Leased Property upon such terms and conditions as Lessor may determine. If the Lessor receives an offer from any Person to lease the Leased Property (an "Offer"), the
Lessee shall have the option to lease the Leased Property upon the same terms and conditions set forth in the Offer
(the "Option"). The Option shall be exercisable by Lessee by written notice delivered to Lessor no later than IO
Business Days after Lessee receives written notice of the Offer from the Lessor. If the Lessee fails to exercise the Option granted to it hereunder within such I 0-day period, then this Lease and the Lessee's rights under this Lease (including, without limitation, its rights to renew under this Section 1.2) shall immediately terminate and the Lessor shall be free to lease the Leased Property to such other Person in accordance with the terms and conditions of the Offer.



1.3	Development Projects.  Notwithstanding anything
contained in this Lease to the contrary, Lessor shall be permitted to undertake the development, redevelopment or expansion of the Leased Property (each a "Development
Project"). Lessor shall provide Lessee with 120 days' advance written notice of the commencement of a Development Project. Within 1 0 days of Lessee's receipt of such notice, if either Lessor or Lessee reasonably determine and provide notice to the other party that the Development Project to be undertaken by Lessor will likely have an impact on the Room and Other Revenues from the Leased Property in excess of 5% more or less than the trailing twelve months Room and Other Revenues, then this Lease shall terminate (including, without limitation, its rights to renew under this Section 1.2) upon the final day of such 120 day period. Lessor and Lessee agree, during the first 45 days following Lessee's receipt of the 120 day notice, to negotiate in good faith a revised percentage lease agreement which shall be on the same terms as this Lease except that (i) the Base Rent and the Percentage Rent formulas shall be adjusted to take into account both temporary and permanent projected changes in the Gross Revenue derived from the Leased Property due to the Development Project and (ii) the term of the lease shall be for the remaining Term hereunder. If Lessor and Lessee are unable to agree on adjusted Base Rent and Percentage Rent formulas within such 45-day period, then
Lessor shall have the right to solicit offers from any Person to lease the Leased Property upon such terms and conditions as Lessor may determine. If the Lessor receives an offer from any Person to lease the Leased
Property (a "Development Offer"), the Lessee shall have the option to lease the Leased Property upon the same terms and conditions set forth in the Development Offer
(the "Development Option"). The Lessee's right to exercise the Development Option shall survive termination of this Lease. The Development Option shall be exercisable by Lessee by written notice delivered to Lessor no later than 10 Business Days after Lessee receives written notice of the Development Offer from the Lessor. If the Lessee fails to exercise the Development
Option granted to it hereunder within such 10-day period, then this Lease and the Lessee's rights under this Lease
(including, without limitation, its rights to renew under this Section 1.2) shall, subject to the terms of Article
XXXVII, immediately terminate and the Lessor shall be free to lease the Leased Property to such other Person in accordance with the terms and conditions of the Development Offer.



1.4	Condominium Lease Agreements.  Lessor and Lessee
acknowledge that each Condominium Lease Agreement will, by its terms, expire prior to the expiration of the Term of this Lease. Lessor agrees that Lessee may, as Lessor's agent and on Lessor's behalf in Lessor's name: (i) renew each Condominium Lease Agreement upon expiration of the stated term of such Condominium Lease Agreement (a
"Renewal . Lease") or (ii) enter into new lease agreements with owners of individual condominium units or private residences for the rental of such units or residences to third parties on behalf of such owners (the "New Leases");
provided, however, that each Renewal Lease and each New
Lease shall be in the form of Exhibit E, or, if different, on a form approved in writing by Lessor. Upon execution, each Renewal Lease and each New Lease shall become a part of the Leased Property hereunder.

ARTICLE II

Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated
"Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein," "hereof'and
"hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:



@. American Automobile Association.

Additional C . As defined in Section 3.4.

Affiliate. As used in this Lease the term "Affiliate" of a Person shall mean (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, five percent or more of the outstanding capital stock, shares or equity interests of such Person, or (c) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms
"controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.



After Tax Earnings.  As defined in Section 8.5.

Averap-c Daily Rate. The average daily rate charged for all rooms in the Facility determined over a thirty day period.



Audited Consolidated Financials. Financials audited by a firm of independent certified public accountants acceptable to Lessor in its reasonable discretion.



Award. Compensation, sums or anything of value awarded, paid or received on a total or partial
Condemnation.



Base Rate. The rate of interest announced publicly by National City Bank, in Cleveland, Ohio, from time to time, as such banies base rate. If no such rate is announced or if such rate is discontinued, then such other rate as Lessor may reasonably designate.



Base Rent.  The annual sum set forth in Section
3.1(a), payable in advance in equal, consecutive monthly installments, on or before the tenth day of each calendar month of the Term; provided however, that the first monthly payment of Base Rent shall be payable on the Commencement Date and that the first and last monthly payments of Base Rent shall be prorated as to any partial month (subject to adjustment as provided in Sections 14.5, 15.2, 15.4, and 15.5).

Beach Refurbishment Iml2ositions. Any new special charge or assessment levied against the Leased Property by a governmental agency or taxing district for the renourishment or replacement of the public beach seaward of the erosion control line, which adjoins the Leased
Property.



Business D@.  Each Monday, Tuesday, Wednesday,
Thursday and Friday that is a day on which national banks in the City of Cleveland, Ohio, or in the municipality wherein the Leased Property is located, are open.



Ca,pital Expenditures.  As defined in Section 3.8.

CERCLA.  The Comprehensive Environmental Response,
Compensation and Liability Act of 1980,
as amended.



Code.  The Internal Revenue Code of 1986, as amended.

Commencement Date.  As defined in Section 1.2.

Coml2etitive 5et. Those hotels listed on Exhibit G, as supplemented and amended from time to time by Lessor and Lessee.



Coml2limentaiy Rooms. Shall mean a maximum of 440 rooms per Fiscal Year allocated as follows: 240 rooms for sales and marketinc,, promotion, disgruntled guests and employees and 200 rooms for 0 charitable donations and community service. A maximum of 20 Complimentary Rooms may be used in each of the following months, January, February, March, April, July and August. Notwithstanding the foregoing, no room for charitable donation or community service shall be deemed a Complimentary Room to the extent such room displaces any revenue.



Condemnatian-. A Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.



Condemnor. Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.



Condominium Lease Aizreements.  As defined in Section
1. I (i).

Consolidated Financials. For any fiscal year (or other period for which such statements are prepared) for Lessee and its consolidated subsidiaries, a statement of fuiancial position as of such fiscal year (or other period) end date and statements of operations, cash flows and retained earnings for the fiscal year (or other period) then ended, all in comparative form, together with notes thereto, prepared in accordance with generally accepted accounting principles.



1 Consolidated Net Worth. The sum of consolidated shareholders' equity of Lessee and any consolidated subsidiaries as shown on the most recent Audited (if required hereunder) Consolidated Financials, as adjusted in accordance with Section 8.5 hereof.



Consumer Price Index.  The "U.S. City Average, All
Items" Consumer Price Index for All Urban Consumers published by the Bureau of Labor. Statistics of the United States Department of Labor (Base: 1982-1984=100), or any successor index thereto. If (i) a significant change is made in the number or nature

(or both) of items used in determining the Consumer Price
Index, or (ii) the Consumer Price Index shall be discontinued for any reason, the Lessor shall request that the Bureau of Labor Statistics fumish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Base Rent hereunder.
If for any reason the Bureau of Labor Statistics does not fumish an index and such information, the parties will instead mutually selec@ accept and use such other index or comparable statistic on the cost of living in Washington, D.C. that is computed and published by an acency of the United States or a responsible financial periodical of recognized authority.

4D



Customer Riti-o.  The ratio of a customer type (transient;
contract business; social, military,
educational, religious and fraternal; or group) to the Facility's total customer base.



Date of Taking. The date the Condemnor has the right to possession of the property being condemned.



Encumbrance.  As defined in Section 33. 1.

Environmental Authoriiy. Any federal, state, local or foreign department, agency or other body or component of any Government that administers, oversees or enforces any Environmental Laws.



Environmental Laws. All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, injunctions and duties under the common law relating to occupational health and safety, the protection of human health, and pollution of the indoor and outdoor environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened
Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous
Materials. Environmental Laws include, but are not limited to, CERCLA, EPCRA, FIFRA, RCRA, SARA and TSCA.



Environmental Liabiliiy.  Either of an Identified
Environmental Liability or an Unidentified
Environmental Liability.



EPCRA.  The Emergency Planning and Community Right to
Know Act, as amended.
Event of Default.  As defined in Section 16. 1.
Faciliiy. The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated using the Leased Property which shall be included in the Leased Improvements. The
Facility is more particularly described on Exhibit H attached hereto and incorporated by reference.



FIFRA.  The Federal Insecticide, Fungicide, and
Rodenticide Act, as amended.
,, Fiscal Year.  The 12-month period from January I to
December 3 I.
Fixtures.  As defmed in Section 1. I (d).

Food and Beverage Revenues. Gross revenues, receipts and income of any kind (whether on a cash or credit basis) paid, collected or accrued and derived directly or indirectly by Lessee from: (i) the sale, for on-site consumption at the Leased Property or through off-site catering services, of food and nonalcoholic beverages, including sales attributable to guest rooms, banquet rooms, meeting rooms, the restaurant, the lounge, the bar and other similar rooms; (ii) the sale of wine, beer, liquor or other alcoholic beverages, including sales attributable to the restaurant, the bar, the lounge, guest rooms, meeting rooms, banquet rooms, off-site catering or any location at the Leased Property; (iii) cover charges and audio-visual rental charges related to banque@ ballroom or meeting room events; and (iv) banquet and meeting room revenues, including room rental charges from such banquet and meeting rooms. Such revenues shall not include the following:



(a)	Room and Other Revenues as defined below;

(b)	Any gratuities or service charges added to a
customer's bill or statement in lieu of a gratuity, which gratuity or charge Lessee is obligated to pay to or which was paid directly to an employee;



(c) Customary and reasonable credits, rebates, refunds or negative adjustments to guests;



(d) Sales taxes and any additional taxes imposed on the sale of alcoholic beverages;



(e) Amounts attributable to customary and reasonable allowances, give aways and promotions; and

(f)	Sales transactions related to a lounge provided
for the use of guests staying in rooms



located on the concierge level of the Facility.



Franchise Aizreement. The franchise agreement or license agreement currently in effect with Franchisor, and any amendments, replacements or extensions thereof hereafter implemented with the prior approval of Lessor, which approval or disapproval shall not be unreasonably delayed, under which the Facility is operated.



Franchise Rated Hotels. Those hotels rated monthly by the Franchisor.

Franchisor. Best Western or such other national hotel franchiser or association approved by Lessor in accordance with Section 34.3.



GAAP.  As defined in Section 8.5.

Government. The United States of America, any state, county, municipality, local government, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any administrative agency, board, commission, bureau or political subdivision of any of the foregoing.



! Gross Revenue.  The sum of (i) the Room and Other
Revenues plus (ii) the Food and Beverage
Revenues for the Facility.

Guarantor.  South Seas Properties Company Limited
Partnership, an Ohio Limited Partnership.
Guarantor Lender.  As defined in Section 16.7.

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Guaraniy Aiareement.  As defined in Article XXXIX.

Hazardous Materials. All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:



(a)	Solid or hazardous waste, as defined in
RCRA or in any Environmental Law;

(b)	Hazardous substances, as defined in CERCLA
or in any Environmental Law;

(c)	Toxic substances, as defined in TSCA or in
any Environmental Law;

(d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and



(e)	Gasoline or any other petroleum product or
byproduct, polychlorinated biphenols, asbestos, radon and urea formaldehyde.

HVAC. The heating, ventilation and air conditioning system in use at the Facility.

Identified Environmental Liabilities. Any and all obligations to pay the amount of anyjudgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request frorh an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attomey's fees, fees for witnesses, consultants and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding,is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein.



lm= tio@n . Collectively, all taxes (including, without limitation, all personal property, sales and use
(including sales, rent or occupancy taxes on Rent), single business, gross receipts, transaction, privilege, rent or similar taxes as the same relate to or are imposed upon Lessee, its personal property or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased
Property, the FF&E or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased
Property or any part thereof by Lessee. Notwithstanding the foregoing, Impositions shall not included) any tax based on net income (whether denominated as an income, franchise or capital stock or other tax) imposed on Lessor or any other Person other than Lessee and Affiliates of Lessee, (2) any net revenue tax of Lessor or any other
Person (other than Lessee or an Affiliate of Lessee), (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that

Lessee is obligated to pay pursuant to the first sentence
of this definition, and that is in effect any time during the Term hereof, is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause
(1)	through (4) is levied, assessed or imposed expressly
in lieu thereof.



Indemnified Environmental Liabiliiy.  As defined in
Section 8.3(d).
Indemnified Paa: Indemnitee.  Either of a Lessee
Indemnified Party or a Lessor Indemnified Party.


Indemnifying PAIU. Any party obligated to indemnify an Indemnified Party pursuant to Section 8.3 or Article XXII.



Initial FF&E. The furniture, fixtures and equipment listed or referred to on Exhibit C attached hereto and incorporated by reference.



Insurance Requirements. All ten-ns of any insurance policy required by this Lease, any Franchisor or any Legal
Requirement, and all requirements of the issuer of any such policy as to such policy and/or the Leased Property.



In to . All inventories, supplies, guest supplies, food and beverage inventory, and consumable merchandise used in connection with the operation of the Facility, but excludingall such items to the extent owned by concessionaires, tenants, subtenants, licensees or other
Persons occupying all or a portion of the Leased Property as permitted by this Lease.



Land.  As defined in Section 1. I (a).

Lease.  This Lease.
Leased Imi2rovements.  As defined in Section 1. I
(b).
Leased Prol2g=.  As defined in Section 1. I -
Legal Requirements. All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof
(whether by Lessee or otherwise), whether or not hereafter enacted and in force, including (a) all Environinental
Laws, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all perinits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances hereafter created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.



Lendin2 Institution. Any insurance company, investment banking company, credit company, federally insured commercial or savings bank, national banking association, savings and loan association, employ . ees welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, corporation qualified to be treated for federal tax purposes as a real estate investment trust having a net worth of at least $ 1 0,000,000, and RENUC conduit lender.



Lessee. The Lessee designated on this Lease and its permitted successors and assigns.
-9-
Lessee Indemnified Paa. Lessee and (i) any Affiliate of Lessee, (ii) any Person against whom any liability may be asserted as a result of a direct or indirect ownership interest (including a shareholder's interest) in Lessee;
(iii) the officers, directors, shareholders, employees, agents and representatives of Lessee; and (iv) the respective heirs, personal representatives, successors and assigns of any of the foregoing Persons.



Lessee's Personal Prol2ea.  As defined in Section
6.2.
Lessor. The Lessor designated on this Lease and its successors and assigns.
Lessor Indemnified PAIU. Lessor and (i) any Affiliate of Lessor; (ii) any Person against whom any liability may be asserted as a result of a direct or indirect ownership interest (including an interest as a partner) in Lessor;
(iii) the employees, agents and representatives of Lessor;
(iv) Boykin Lodging Company, its officers, directors, shareholders, employees and agents; and (v) the respective heirs, personal representatives, successors and assigns of any of the foregoing Persons.



 . Mobile Travel Guide or a successor'publication thereto.
Notice.  A notice given pursuant to Article XXXII.
Officees Certificate. A certificate of Lessee in fon-n and substance reasonably acceptable to Lessor signed by the chief operating officer and the chief financial officer or another officer Authorized so to sign by the board of directors or by-laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.



Overdue Rate. On any date, a rate equal to the Base Rate plus 5% per annum, but in no event greater than the maximum rate then permitted under applicable law.



Partial Fiscal Year. Any portion of a Fiscal Year which falls during the Term hereof
Payment Date. Any due date for the payment of any installment of Rent.
Percenta2e Rent.  As defined in Section 3. l(b).

Person. Any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other entity and government and agency and political subdivision thereof.



Poor Standing. Operating the Facility for any consecutive three month period within the group of hotels in the lowest one-third of the Franchise Rated
Hotels.



,,Predecessor. Any Person whose liabilities arising under any Environmental Law relating to the Leased
Property have or may have been retained or assumed by Lessee, either contractually or by operation of law



Primary Intended Use.  As defined in Section 7.2(b).



-10-

ErQceediniz.  Anyjudicial action, suit or proceeding
(whether civil or criminal), any administrative proceeding
(whether forrnal or informal), any investigation by a govenunental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.



RCRA. The Resource Conservation and Recovery Act, as amended.

Real Estate Taxes. All real estate taxes (including any applicable interest and penalties thereon), including general and special assessments, if any, and possessory interest taxes which are imposed upon the Land and/or the Leased Property.



Release. A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable
Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.



Renewal Lease.  As defined in Section 1.4.
e@. Collectively, the Base Rent, Percentage Rent and
Additional Charges.
Rental Amount.  As defined in Section 8.5.
REVPAR. Room Revenues (as defined in the Uniform System) per available room in the Facility.


Room and Other Revenues. All gross revenues, receipts and income of any kind (whether on a cash or credit basis) paid, collected or accrued and derived directly or indirectly by Lessee from: (i) the rental of guest rooms; (ii) gift shop operations; (iii) fees collected from telephone, game room and guest laundry services; and (iv) guaranteed no show reservations, space rentals (excluding banquet and meeting room space rentals), discounts eamed, vending machines, valet services, movie services, commissions eamed, and swim club memberships; (v) any Condominium Lease Agreement Renewal
Lease or New Lease; and (vi) all other revenues eamed or retained by Lessee in connection with the use or operation of the Leased Property and all services or activities provided thereon, including the gross revenues of Lessee from subtenants, concessionaires, and licensees, all as determined in accordance with generally accepted accounting principles. Notwithstanding the previous sentence, Room and Other Revenues shall not include:



(a)	Food and Beverage Revenues;

(b)	The amount of any credits, rebates, refunds or
adjustments to customers, guests or patrons;



(c)	Sales or use taxes;

(d)	Interest income;

(e)	Gratuities paid or payable to Persons
other than Lessee or its Affiliate; and

(f)	Gains from the sale of assets out of the
ordinary course of business.

Gross revenues will be adjusted as follows: (1) rooms offered on a Complimentary basis (exclusive of employees, independent contractors or consultants of Lessee engaged in business operations relating to the Facility) in excess of the Complimentary Rooms will be imputed a revenue equal to the



-II-

Average Daily Rate for that calendar month; (2) rooms offered on a "package basis" will allocate a reasonable portion of the gross revenues to the Room and Other
Revenues; any such rooms for which Lessee has allocated to Rooms and Other Revenues less than 50% of the Average
Daily Rate will be imputed an amount of revenue such that at least 50% of the Average Daily Rate is allocated to Rooms and Other Revenues; (3) bartered or traded rooms shall be included at the fair market value of the goods and services so bartered or traded or, if such value is not readily determinable, at the Average Daily Rate for that calendar month; and (4) rooms used by Lessor or its Affiliates on a complimentary basis will not be included in Room and Other Revenues.



SARA.  The Superfund Amendments and Reauthorization Act of
1985, as amended.
@ate. The State or Commonwealth of the United States in which the Leased Property is located.


Subsidiaries. Corporations in which Lessee owns, directly or indirectly, more than fifty percent
(50%) of the voting stock or control, as applicable.



Taking. A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased
Property whether or not the same shall have actually been commenced.



Tax Distribution Amount.  As defined in Section 8.5.

Tenn.  As defined in Section 1.2.

TSCA.  The Toxic Substances Control Act, as amended.

Unavoidable Delay. A delay due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perfonn any obligations of such party under this Lease.



Uneconomic for its Primary Intended ULe_. A state or condition of the Facility such that in the good faith judgment of Lessor it is uneconomic to operate the Facility for its Primary Intended Use, taking into account, among.other relevant factors, the number of usable rooms and projected revenues.



Unidentified Environmental Liabilities. Any and all obligations to pay the amount of anyjudgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environinental Authority, the amount of any civil penalty or fine or criminal fine, and any court costs and reasonable amounts for attomeys fees, fees for witnesses, consultants and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of.



(a)     Failure of Lessee, any Predecessor or the Leased
Property to comply at any time
with all Environmental Laws;

(b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;



(c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property or any off-site property or facility;



(d) Identification of Lessee, or any Predecessor as a potentially responsible party under
CERCLA or under any Enviromnental Law similar to CERCLA;



(e)	Presence at any time of any above ground
and/or underground storage tanks as defmed in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any offsite property or facility; or



(f)	Any and all claims for injury or
damage to persons or property arising out
of
exposure to Hazardous	Materials originating or located at
the Leased Property, or resulting from
operation
thereof; but excluding	those arising out of-



(g)    Identified Environmental Liabilities.

Uniform System.  The Unifonn System of Accounts for Hotels
(8th Revised Edition, 1986) as
published by the Hotel Association of New York City, Inc.
as same may hereafter be revised.



Unsuitable for its Primary Intended Use. A state or condition of the Facility such that, in the good faith judgment of Lessor, due to casualty damage or loss through Condemnation, the Facility cannot be operated or cannot ftinction as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.



ARTICLE III

3.1	Rent.  Lessee will pay to Lessor in lawful money
of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in Article XXXII hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, (A) the higher of (i) Base Rent or (ii)
Percentage Rent, and (B) Additional Charges, during the
Term, as follows:



(a)	1998 Rent: The monthly sum of $211,523
payable in advance in consecutive monthly installments, on or before the tenth day of each calendar month commencing on the Commencement Date and continuing through Fiscal
Year 1998 (" 1998 Rent"); provided, however, that the first monthly payment of 1998 Rent shall be payable on the Commencement Date and that the first monthly payment of 1998 Rent shall be prorated as to the then current partial month, if applicable.



(b)	Base Rent: Commencing on January 1, 1999,
the annual sum of $2,200,000 (as increased by CPI in accordance with subsection (d) below, the "Base Rent"), payable in advance in consecutive monthly installments, on or before the tenth day of each calendar month of the
TerTn as follows:
(i)	one-twelfth of the Base Rent on the tenth day of each
January, February, March, April, May and June and
(ii)	on the tenth of each July, August, September, October
November and December, the greater of (a) $50,000 or (b) the quotient of the Base Rent for the then current Fiscal Year divided by 12; multiplied by the number of months elapsed year-to-date (including the then current month);
less the sum of the total Base Rent VILis Percentage Rent paid year-to-date; provided, however, that the last monthly payment of Base Rent shall be prorated as to the then current partial month, if applicable (subject to adjustment as provided in Sections 14.5, 15.2, 15.4, and 15.5); and provided, @er, that Base Rent for Fiscal Year 1999 and each Fiscal Year thereafter, shall be increased by increases in CPI as set forth in Subsection (d) below and as set forth in Subsection (e) below.



(c)	Percentap-e Rent: Commencing on January 1,
1999, for each Fiscal Year and Partial Fiscal Year during the Term commencing with the Fiscal Year or Partial Fiscal
Year ending December 3 1, 1999, Lessee shall pay percentage rent ("Percentage Rent"), if such Percentage
Rent is in excess of Base Rent for such Fiscal Year or Partial Fiscal Year, in an amount calculated by the following formula:



The amount equal to the sum of (i) the Room and Other
Revenues Computation for such Fiscal Year or Partial
Fiscal Year plus (ii) the Food and Beverage Revenues
Computation for such Fiscal Year or Partial Fiscal Year
(each as defined below and collectively, the "Revenue
Computations").



For the purpose of this formula:

(1)	The Room and Other Revenues Computation
for the applicable Fiscal Year (or Partial Fiscal
Year) is equal to the sum of (A) 23% of all amounts above $3,318,000 up to $6,315,000 in Room and Other
Revenues for such Fiscal Year or Partial Fiscal Year,
(B) 50% of all amounts above $6,315,000 up to $9,426,000 in Room and Other Revenues for such Fiscal
Year or Partial Fiscal Year, and (C) 8 1 % of all
Room and Other Revenues in excess of $9,426,000 for such Fiscal Year or Partial Fiscal Year (the preceding dollar figures being referred to hereinafter as the "Threshold Amounts", such Threshold Amounts to be prorated on a per them basis for any Partial Fiscal Year and increased by the Consumer Price Index for Fiscal Year 1999 and each
Fiscal Year thereafter); and



(2) The Food and Beverage Revenues Computation is equal to 10% of all Food and Beverage Revenues for the applicable Fiscal Year or portion thereof.



Commencing on January 1, 1999, Percentage Rent payable with respect to the difference (the "Flex Rent Excess"), if any, of (i) the portion of Room and Other Revenues comprised of the gross rental revenue (excluding any management or administrative fees) attributable to the Flex Leases (including any Renewal Lease or New Lease which is a Flex Lease) (the "Flex Lease Revenue") for the then cuffent Fiscal Year less (ii) $376,646 (the "Flex
Lease Base Amount"), shall be payable in accordance with the Flex Lease Formula. The Flex Lease Formula is equal to 42.5% of the Flex Rent Excess. For each Fiscal year of the. Term commencing on or after January 1, 1999, the Flex Lease Base Amount shall be increased by a percentage equal to the greater of (i) the percentage increase in Gross Revenues in the most recently completed Fiscal Year compared to the prior Fiscal Year or (ii) increases in the CPI Index in accordance with Section 3. 1 (d) hereof



Commencing on January 1, 2004, Percentage Rent payable with respect to the difference (the "Condo Rent Excess'), if any, of (i) the portion of Room and Other Revenues comprised of the gross rental revenue (excluding any management or administrative fees) attributable to the Guaranteed Leases or any Renewal Lease with respect thereto (the 'Guaranteed Lease Revenue") for the then current Fiscal Year less (ii) the sum of (a) the Guaranteed Lease Revenue for Fiscal Year 2002 or 2003
(whichever is higher, the "Condo Base Amount") l@u (b) any decrease in the Gross Revenues, excluding the Guaranteed
Lease Revenue, in
the iiiost recently completed Fiscal Year compared to the prior Fiscal Year, sliall be payable in ali aiiiouiit equal to the Guaraiiteed Lease Foriiiula. The Guaraiiteed
Lease Foriiiula is equal to 42.5% of the Condo Reiit
Excess. F-OF eae4t- Fisee. ef tit@ Tef:itt e lit
C4ross IR

-@Venues  il4
afed te tire pp.-. - setti 3ieai

---Of:daiiee will



(d)	CPI Ad*ustmeilts to the Tliresilold
Aiiiouiits aiid Base.Reiit: For eacli Fiscal Year of the
Term begiiuiing oii or after January 1, 1999, the Tiiresliold Aiiiouiits aiid Base Rent sliall be adjusted from time to time as follows:



If the niost feceiitly published Coiisuiiier Price Iiidex as of the last day of the last moiitli (tlie "Coniparisoii
Moiitli") of aiiy Fiscal Year is different than the average Coiisuiiier Price Iiidex for the 12 iiioiltli period prior tliefeto, eacli of Base Reiit aild the 'Fliresliold Aiiiouiit for tiie iiext Fiscal Year sliall be adjusted by the pei-ceiitage cliaiige ill tIlC
COIISLliiier Price Iiidex calculated b), IIILIltiplyillg the Base Iteiit aiid eacii 'I'Iii-esliold Aiiiotiiit by the quotient obtained by dividiiity the Coiisuiiier Price
Iiidex for the iiiost feceiit Coinparisoii Moiitli by the Coiisunier Price Iiidex for the iiiontli wliicii is exactly 12 nioiitlis prior tliereto.



Adjustnients iii the Tiiresliold Aiiiouiits aiid Base l@eiit sliall be effective oii the first day of the first calendar montli of flie Fiscal Year to wliicli sucli adjusted Thresliold Aiiiouiits apply. lii the event of casualty and corresponding payiuent of rent out of the proceeds of rental interruption insurance provided pursuant to Section 13. 1 (a), the Perceiitage Rent sliall be based upoti the lliglier of (i) actual revenues, (ii) revenues for the same period iii the previous Fiscal Year
(wliettier or iiot during the 'fet-iii), or (iii) projected revenues used iii computing the final insurance settleiiieiit.



Not,,vitlistaiidiiig the foregoing if the percentage cliaiige iii the Coiisuiiier Price Iiidex, as set fortli above, is (i) less tliaii 3% or greater diaii 7%, the adjustiiieiit to the Base Reiit sliall be 3% or 7%, respectively aiid (ii) greater tliati 7%, the adjustiiieiit to the Tliresliold AiiiOLIIItS sliall be 7%.



(e) For eacii Fiscal Year of the Teriii begiiiiiiiig oii or al'ter Jaiiuary 1, 1999, the Base
Reiit sliall be adjusted from tiiiie to tiiiie as follows:



Followiiig eacii full or I)ai-tial Fiscal Year of this Lease, (eacii a "Base Reiit AdjusLmeiit Date"), Lessor aiid Lessee sliall calculate the aggregate Capital
Expenditures (including, witliout Iiiiiitation, any
Capital Expeiiditures niade in connection with any Developiiient Project)spent by Lessor from the Comniencement Date tlirougli Deceiiiber 31 of the Fiscal
Year just coiupleted. If Lessor lias speiit itioi-e tliaii $1.6 iiiillioit iii excess of four perceiit (4%) of tile Gross Reveitues (tlie "Capital Expeiiditure
Maxilliulii Aiiiouiit") over sucli tiiiie period, tlieii the Base Reiit sliall be $2,300,000 (plus increases iii the Coiisuiiier Price Iiidex iii accordance witli the terms liereof) until the iiext Base lteiit Adjustiiieiit
Date.  If, oii aiiy Base Reiit Adjustiiiciit Date, the
Lessor lias sl)ciit lcss tliaii the Capital Expeiiditure
Maxiiiiuiii Aiiiouiit, tlieii the Base Iteiit sliall be adjusted to eclual $2,200,000 (plus hicreases iii the Coiisuiiier Price Iiidex iii accordance witli the terms hereof) plus $1.00 for each $16.00 of Capital
Expenditures made
above four percent (4%) of Gross Revenues.



Adjustments in the Base Rent for increases provided for in this Subsection (e) shall be effective on January
I of each year.



3.2	Payment of Percentaize Rent.  Percentage Rent
shall be due and payable quarterly on or before the 30th day after the last day of each quarter during the Term.
Additionally, an Officer's Certificate, setting forth the calculation of such rent payment for such quarter, shall be delivered to Lessor quarterly, together with such quarterly Percentage Rent payment after each quarter of each Fiscal Year (or part thereof) during the Term. Such quarterly payment shall be based on the formula set forth in Section 3. 1 (c), but, in calculating the Revenue
Computations for each quarter, gross revenues for the year to date shall be annualized by dividing such sum by the number of months which have passed year to date (including the current month) and multiplying the result by 12. The resulting Percentage Rent amount shall be multiplied by the number of months that have passed year-to-date
(including the current month) and divided by 12. Payments of Base Rent and Percentage Rent for the year to date shall be subtracted from the result to arrive at the Percentage Rent payment due for that quarter. The Revenue
Computations sfiall be appropriately adjusted to calculate
Percentage Rent for partial years. There shall be no reduction in the Base Rent regardless of the result of the Revenue Computations.



In addition, on or before February I and November I of each year, commencing with November 1, 1998, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation (based on, in the case of the February I Officer's Certificate, audited financial statements of Lessee, if required hereunder) of the actual Percentage Rent that accrued for each quarter of the Fiscal Year that ended on the immediately preceding December 31 (in the case of the February I Officer's Certificate) and for each of the first three calendar quarters of the then current Fiscal
Year (for the November I Officer's Certificate) and shall pay to Lessor, with the delivery of the Officees
Certificate, the amount of Percentage Rent due and payable for the Fiscal Year or the portion of the Fiscal Year then ended as shown in the Officer's Certificate, if any, that exceeds the amount actually paid as Percentage Rent by Lessee for such Fiscal Year or portion thereof, as the case may be. If the Percentage Rent actually due and payable for such Fiscal Year or portion thereof is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Fiscal Year or portion thereof, Lessor, at its optio n, shall reimburse such amount to Lessee or credit such arnount against the next quarter's Percentage Rent or Base Rent payments;
provided, however, that no Event of Default exists.



Any difference between the annual Percentage Rent due and payable for any Fiscal Year or portion thereof, as the case may be (as shown in the applicable Officees
Certificate) and the total amount of quarterly payments for such Fiscal Year or portion thereof, as the case may be, actually paid by Lessee shall bear interest at the Overdue Rate. The interest payable under this paragraph shall accrue from (i) the delivery date the Officer's
Certificate for such Fiscal Year or portion thereof was due, in the case of an underpayment and (ii) the date
Lessor fails to credit any due and payable Rent against such overpayment, until the amount of such difference shall be paid or otherwise discharged by credit to Lessee.
Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.



The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Ten-n. A final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date and Lessee's computation of Percentage
Rent due and payable, shall be made not later than 90 days after such expiration or termination date. Within such 90 day period, Lessee shall deliver to Lessor an Officer's Certificate setting forth the final
Percentage Rent amount payable to Lessor and payment of the amount due, if any. If the final reconciliation provides that Lessor owes Lessee a credit due to an overpayment of Percentage Rent, Lessor shall reimburse
Lessee for-such overpayment within 30 days following delivery of the Officer's Certificate.



3.3	Confirmation of Percentage Rent.  Lessee shall
utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with generally accepted accounting principles consistently applied and the Unifon-n System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain for at least four years after the expiration of each Fiscal Year
(and in any event until the reconciliation described in Section 3.2 for such Fiscal Year has been made), reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage
Rent for the applicable Fiscal Years. In the event of a conflict between generally accepted accounting principles and the Uniform System, the Uniform System shall prevail.
Lessor (or its accountants or representatives), at its expense (except as provided herein), shall have the right from time to time to audit the information that formed the basis for the data set forth in any Officer's Certificate provided under Section 3.2 and, in connection with such audits, to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any such audit discloses a deficiency in the payment of Percentage Ren@ and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest calculated at the Overdue Rate from the due date for the last quarterly payment of Percentage Rent for the Fiscal Year to the date of payment thereof; provided, howdver, that as to any audit that is commenced more than two years after the date Percentage Rent for any Fiscal
Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent, shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee. If any such audit discloses that the aggregate Percentage Rent actually due from Lessee for any Fiscal Year exceed those reported by Lessee by more than two percent, Lessee shall pay the cost of such audit and examination. Any proprietary infon-nation obtained by Lessor pursuant to the provisions of this Section 3.3 shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties, and except further that Lessor may disclose such information to prospective lenders or purchasers, their respective attorneys, accountants and other representatives, or pursuant to any Legal Requirements.
The obligations of Lessee contained in this Section 3.3 shall survive the expiration or earlier termination of this Lease. The obligations of Lessor set forth in this
Section 3.3 to maintain any proprietary information as confidential shall survive the expiration or earlier termination of this Lease.



3.4	Additional Chary-es.  In addition to the Base
Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations, costs and expenses necessary to perform its obligations hereunder and under the Franchise
Agreement, and (b) in the event of any failure on the part of Lessee to timely pay any of those items referred to in clause (a) of this Section 3.4, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for nonpayment or late payment of such items (the items refeffed to in clauses (a) and (b) of this Section 3.4 being additional rent hereunder and being referred to herein collectively as the "Additional
Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base
Rent, Percentage Rent or Additional Charges (but only as,to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge
(to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional
Charges to Lessor pursuant to any requirement of this Lease (which charges are not payable to Lessor), Lessee shall be relieved of its obligation to pay such Additional
Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.



3.5	Security Deposit.  Lessee shall pay to Lessor a
security deposit in the amount of $O; 12rovided, however.
in the event the obligations of Lessee or Guarantor are assigned or transferred pursuant to a change of control permitted under Section 23.4 hereof, such transferee shall pay Lessor a Security deposit in the arnount of $200,000
(the "Security Deposit"). The total outstanding principal balance under the Guaranty Agreement shall be reduced by $200,000, or such lesser amount then outstanding under the Guaranty Agreement, upon payment of the Security Deposit.
Lessor shall have the right to offset any amounts owing to Lessor under this Lease against the security deposit.
Subject to this right, upon the termination of this Lease, Lessor shall refund the security deposit to Lessee, without interest.



3.6	Conversion of Propea.  If, during the Term,
Lessee wishes to cease food and beverage operations at the Facility, Lessee shall give notice of such desire to Lessor, which shall require the approval of Lessor which Lessor may grant or withhold in its sole and absolute discretion. Lessor and Lessee shall, if such cessation is to occur, commence negotiations to adjust Rent to reflect the proposed change to the operation of the Facility, each acting reasonably and in good faith; provided, however, that any such adjustment shall confon-n with norrnal business practice and shall not result in the creation of a Rent formula based on the income or profits of Lessee.
All other terms of this Lease will remain substantially the same. During negotiations, which shall not extend beyond 60 days, Lessee shall not "convert" the Facility and shall continue fulfilling its obligations under the existing terms of this Lease. If no agreement is reached after such 60-day period, Lessee shall withdraw such notice and this Lease shall continue in full force.



3.7	Annual Revenue Pr!Qje . No later than 30 days
prior to the commencement of each Fiscal Year, Lessee shall submit Annual Revenue Projections for such Fiscal
Year to Lessor. The Annual Revenue Projections shall be subject to Lessor's prior approval as to form and content and shall be in such fonn and shall contain such information as Lessee included in its annual revenue projections in accordance with its past practice, and shall, in any event, include the following:



(a) Lessee's reasonable estimate of Room and Other Revenues and Food and Beverage
Revenues for the Fiscal Year itemized on a monthly basis; and

(b)     A projection of the Percentage Rent
payable for such Fiscal Year.

Lessee will prepare, for Lessor's approval, quarterly revisions to such projections, as necessary, to be delivered to Lessor within 15 days after the end of the first three calendar quarters of a Fiscal Year.



3.8	Annual Capital Expenditures Budget.  Subject to
the provisions of Sections 8.1, 9.2 and
19.	1 (a), Lessor, at its sole expense, shall be
responsible for all Capital Expenditures as defmed in
this Section
3.8	and in accordance with Exhibit I attached hereto and
incorporated herein by reference, provided, however, Lessor shall not be obligated to make any Capital Expenditure the need for which Lessor disputes or objects to in good faith. Not later than 60 days prior to the commencement of each Fiscal Year or Partial Fiscal Year, Lessee shall submit to Lessor for Lessoes approval, Lessee's proposed Annual Capital Expenditures Budget. The Annual Capital Expenditures Budget (the "Capital Expenditures Budget") shall be subject to Lessoes approval and shall contain the following:



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(a)	Lessee's estimate of the amounts to be
expended during the upcoming Fiscal Year to renew, replace or refurbish fixtures, fiimiture and equipment and a reasonably detailed description of the expenses to be incurred, and Lessee's estimate of the amount that will be expended during the upcoming Fiscal Year on capital repairs, replacements and improvements to the Leased
Improvements, including, but not limited to, the building envelope, exterior skin and landscaping of the Facility, together with a reasonably detailed description of the capital repairs, replacements and improvements that will be undertaken. The expenditures referred to in this
Section 3.8 are referred to in this Lease as "Capital
Expenditures."



(b)	A capital renewal program showing the
major anticipated Capital Expenditures and that will be incurred over the ensuing three year and five year periods. Lessor shall have the right to comment on or approve the Capital Expenditures Budget, which approval shall not be unreasonably withheld. If Lessor shall not give its approval to the Capital Expenditures Budget, Lessee shall revise the Capital Expenditures Budget, as may be required to obtain Lessor's consent thereto.



The Capital Expenditures Budget shall be consistent with Lessee's policies as to Capital Expenditures as set forth on Exhibit I.



3.9	Cal2itat Exl2enditure Reserve.  Lessor shall
establish and maintain a reserve to provide for the Capital Expenditures costs at the Facility. In addition, Lessor shall reserve a quarterly amount equal to 4% percent of the Gross Revenue. Subject to the provisions of Section 19. 1 (a), such reserve shall be used to defer the costs of Capital Expenditures at the Facility;
provided that Lessor, in its reasonable discretion, shall be entitled to use such funds for other purposes if adequate reserves remain for the purpose of Capital
Expenditures at the Facility.



3.10	A1212lication of Capital Exl2enditure Reserve.
When amounts are budgeted and agreed to be spent for Capital Expenditures, Lessee shall be responsible for the implementation of the Capital Expenditure program and shall make periodic draws on the Capital Expenditure
Reserve by the presentation to Lessor of appropriate documentation, as described below, establishing the amounts to be paid in accordance with the Capital
Expenditure Budget, and including such other supporting documentation as Lessor may reasonably require. Without limiting the foregoing, Lessee shall submit monthly a request for payment accompanied by waivers and releases of liens for all subcontractors and materialmen, and a certification by an authorized officer of Lessee that the amount requested is within the Capital Expenditures Budget for the item or items for which payment is being requested and that the work and payment are strictly in accordance with Exhibit I (the "Request"). Within five days of
Lessor's receipt of such documentation, Lessor either shall approve or deny the Request, such approval shall not be unreasonably withh@ld and shall not be withheld so long as the work was performed in a workmanlike manner in accordance with the Capital Expenditures Budget. If
Lessor approves the Request, Lessor will make the requested payment from the Capital Expenditure Reserve within ten days of invoice. Lessor and Lessee shall cooperate in good faith to accomplish such implementation as quickly as practicable in accordance with sound business practices.



3.11	Unbudgeted Capital Expenditures.  No
disbursements shall be made from the Capital Expenditure
Reserve which are not in accordance with the Capital
Expenditure Budget. However, Lessor and Lessee recognize tha@ in certain circumstances, Capital Expenditures which were not budgeted may be necessary. In the following circumstances, disbursements shall be made for Capital
Expenditures from the Capital Expenditures Reserve even though such expenditures were not included in the Capital
Expenditure Budget:



(i) When Lessor and Lessee agree to an addition to the Capital Expenditure Budget; and

(ii) When the Capital Expenditure is necessary on an emergency basis for any reason including the comfort and safety of guests or employees.



3.12	AP-ent Method for Purchases of Cal2ital
Expenditum.

(a)	Lessor hereby retains Lessee as an
independent contractor on the terms contained in this Lease to act for and on behalf of Lessor as Lessoes agent in connection with the implementation of the Capital
Expenditure program (not to include any Development
Project as contemplated in Section 1.3 hereof) for the Facility. Lessee's cost analysis shall be based upon the plans and furnishings set forth in the specifications and other written information agreed to be implemented under the Capital Expenditure Budget. Lessee will be responsible for negotiating purchases of Capital
Expenditures on Lessor's behalf. Lessee agrees to solicit competitive bids for any Capital Expenditure project in excess of $7500 and to provide copies of the bids to Lessor, unless waived in writing by Lessor in advance.
Lessee shall obtain the Lessor's approval, which approval may be given in its sole and absolute discretion, prior to engaging any architect, designer, product specifier or purchasing entity. All purchases will be based on Lessee's or any Affiliate of Lessee's actual cost, net of trade discounts (including cash discounts, where applicable), absent any markup or other profit for Lessee.
Lessor shall have the right to audit documents and accounts in connection with any Capital Expenditure.



(b)	Lessor acknowledges and agrees that
purchase orders relating to any Capital Expenditure for the Project will be executed by Lessee as agent for and on behalf of Lessor. Lessor further acknowledges and agrees that Lessee shall have no liability under this Lease or otherwise for payment of the Capital Expenditure or for freight or storage related to the Capital Expenditure provided that no expenditures shall be made except in accordance with the Budget and as provided above.



(c)	LESSOR ACKNOWLEDGES AND AGREES THAT LESSEE
MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY,
RELATING TO QUALITY, FITNESS OR CAPACITY OF THE WORK DONE
PURSUANT TO CAPITAL EXPENDITURES. Lessor, as purchaser of the Capital Expenditure, shall have the benefit of any guarantees and warranties, either express or implied, from vendors and suppliers of the Capital Expenditure, but Lessee shall have no liability for any such third party guarantees or warranties. Lessee will use commercially reasonable efforts on Lessoes behalf to obtain proper service for the replacement or coffection of unsatisfactory Capital Expenditure, but Lessee does not warrant its ability to obtain such service and Lessee shall have no obligation or responsibility to replace or correct any such unsatisfactory Capital Expenditure.



3.13	Lessor's Obligation to Make Cal2ital
Expenditures.  Lessor commits to fund aggregate Capital
Expenditures (which amounts shall include the 4% reserve set forth in Section 3.9 above), as follows: (i) $750,000 during the first 16 months following the Commencement Date and (ii) $1,500,000 during the first 36 months following the Commencement Date. During months 37 through 48 of the Term, Lessor commits to fund Capital Expenditures in an amount equal to 3% of the Gross Revenues for such time period less the amount by which the Capital Expenditures made by Lessor during the first 36 months following the Commencement Date exceeded 4% of the Gross Revenues over such 3 6 month period. In addition, Lessor commits to make aggregate Capital Expenditures (which amounts shall include the 4% reserve set forth in Section 3.9 above) over the four years of the Term of this Lease commencing on the fourth anniversary of the Commencement Date and ending on the eighth anniversary of the Commencement Date, in an amount which is equal to or greater than 3% of the Gross Revenues eamed over such four year period. The Base
Rent shall be increased as set forth in Section 3. 1 (e) to the extent any such Capital Expenditures exceed the 4% reserve described in Section 3.9 above. Capital
Expenditures shall include, without limitation, any Capital

Expenditures made in connection with any Development
Project. Except as specifically set forth in this Lease, Lessor is under no obligation to make Capital
Expenditures except as specifically set forth herein.



ARTICLE IV

4.1	Pament of Taxes and Impositions.  Lessee shall
pay all property taxes (except for the items in clauses
(1) through (4) of the definition of "Impositions" set forth in Article 11 and except for Beach Refurbishment
Impositions). On an annual (Fiscal Year) basis, Lessee shall be responsible for the first $25,000 of Beach
Refurbishment Impositions, Lessor shall be responsible for the next $25,000 ($25,000 to $50,000), Lessee shall be responsible for the next $25,000 ($50,000 to $75,000) and Lessor shall be responsible for all annual Beach
Refurbishment Impositions in excess of $75,000. Subject to Article XII relating to permitted contests, each party will pay, or cause to be paid, all Impositions imposed on each of them, respectively, before any fme, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly fumish to the other party copies of official receipts or other satisfactory proof evidencing such payments; provided, however, Lessee shall pay all Impositions in respect of the Initial FF&E and the Leased Property and this Lease
(other than fees, property taxes and taxes imposed on Lessoes income from the Leased Property). Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required retums and reports. Lessee shall file all personal property tax retums in such jurisdictions where it is legally required to so file.
Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon reques@ with cost and depreciation records necessary for filing retums for any property so classified as personal property. Where Lessor is legally required to file personal property tax retums, Lessor shall provide Lessee with copies of assessment notices in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole expense, protest, appeal, or institute such other proceedings (in its or Lessoes name) as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessee, and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Lessee hereby agrees to indemnify, defend, and hold harmless Lessor from and against any claims, obligations, and liabilities against or incurred by Lessor in connection with such cooperation, although Lessee is not liable for the amount of any (i)
Real Estate Taxes or (ii) personal property taxes attributable to personal property owned by Lessor.
Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessoes sole expense. Upon such notice, Lessee, at Lessoes expense, shall cooperate fully with such activities.



4.2	Utiliiy Charges.  Lessee will be solely
responsible for obtaining utility services to the Leased
Property and will pay, or cause to be paid, all charges for electricity, gas, oil, water, sewer and other utilities attributable to, or used on, under or in the Leased Property during the Term as such charges become due.



4.3	Insurance Premiums.  Lessee will pay or cause to
be paid all premiums for the insurance coverages required to be maintained by it under Article Xiii. Lessor shall pay or cause to be paid all premiupis for the insurance coverages required to be maintained by it under Article
VIII.

I



ARTICLE V

No Termination, Abatement,Etc. Except as otherwise specifically provided in this Lease, Lessee, to the extent permifted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the saine, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Ren@ nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting
Lessor or any assignee or transferee of Lessor, (d) any lawful or unlawful prohibition of, or restriction upon, Lessee's use of Leased Property, or interference with such use, or (e) for any other cause whether similar or dissimilar to any of the foregoing. Except as otherwise specifically provided in this Lease, Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased
Property or any portion thereof, or (2) abate, reduce, suspend or defer Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.



ARTICLE VI



6.1	Ownershil2 of the Leased Propea.  Lessee
acknowledges that the Leased Property is the propert7y of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.



6.2	Lessee's Personal Propegy.  Throughout the Term,
Lessee will acquire, own, maintain and replace such personal property (other than Capital Expenditures) and Inventory as is required to operate the Leased Property as a hotel and, otherwise, in the manner contemplated by this Lease. At all times during the Term, Lessee shall maintain an adequate and customary supply of Inventory consistent with historical practices and Franchisor requirements, if any. Lessee may (and shall as provided herein below), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property
(including Inventory) owned by Lessee (collectively, the
"Lessee's Personal Property"). Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of the Lessee's Personal Property. Lessee may, subject to the conditions set forth in this Section
6.2, Section 6.3, Section 6.4 and Section 36, remove any of Lessee's Personal Property set forth on such list
(other than any items of Initial FF&E) at any time during the Term or upon the expiration or any prior termination of the Term; provided, however, that any fixtures, fumiture, equipment or capital improvement purchased by Lessee as Capital Expenditures or in replacement of any item of Initial FF&E shall be a part of the Facility and the Leased Propert7y upon the acquisition, installation or construction thereof and shall be and remain the property of Lessor upon expiration of the Terin or earlier termination of this Lease. All of Lessee's Personal
Property not removed by Lessee within ten days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor.
Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.l(b), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to the Lessee's Personal
Property'as it sees fit provided that Lessee first advises

Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor may assume Lessee's obligations and rights under such arrangement.



6.3	Lessoes Lien.  To the fullest extent permitted
by applicable law, Lessor is granted a lien and security interest on all of Lessee's Personal Property (including, without limitation, the Initial FF&E) now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to Lessee's
Personal Property until payment in fWl of all Rent and satisfaction of all of Lessee's obligations hereunder;
provided, however, Lessor shall subordinate its lien and security interest to any purchase money security interest of any non-Affiliate of Lessee which finances the purchase of such Personal Property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements, estoppel certificates and other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted. The lien and security interest granted hereunder shall be evidenced by a Security Agreement executed by Lessee in favor of Lessor in the forrn of Exhibit J attached hereto and incorporated by reference.



6.4	Initial FF&E.  Lessor acknowledges that Lessee
is the owner of the Initial FF&E. Notwithstanding the immediately preceding sentence, for purposes of the following provisions of this Lease, the terrn "Leased
Property," when used in such provisions shall include the Initial FF&E: 8.1, 8.2, 8.3, 9.1, Article XI, 13.1, 13.6,
14. 1, and 14.2. Upon termination of this Lease on the basis of a default by Lessee hereunder, Lessor shall retain an appraiser to appraise the value, on a liquidation basis, of any remaining Initial FF&E used in the operation of the Leased Property (the "Appraised
Value"). Upon any such termination, Lessee shall convey to Lessor by bill of sale and other appropriate instruments of conveyance any Initial FF&E used in the operation of the Leased Property (the "Conveyance"). In consideration of the Conveyance, any damages suffered by Lessor by reason of Lessee's default shall be offset and reduced by the amount of the Appraised Value.



ARTICLE VII

7.1	Condition of the Leased Prope!iy.  Lessee
acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is,"
"where is" and with "all faults," in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property existing as of the Commencement Date.
THE LEASED PROPERTY IS DEMISED IN ITS PRESENT
CONDITION WIT'HOUT REPRESENTATION OR WARRANTY (EXPRESSED
OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES
IN POSSESSION, AND TO THE EMSTFNG STATE OF TLTLE INCLUDING
ALL CURRENT AND FUTURE COVENANTS, CONDITIONS,
RESTRICTIONS, EASEMENTS AND OTHER MATTERS (NOT LINHTED TO
ITEMS OF RECORD) INCLUDING ALL APPLICABLE LEGAL
REQUIREMENTS, TBE LIEN OF FINANCING INSTRUMENTS,
MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND
INCLUDING OTHER MAT-RERS WHICH WOULD BE DISCLOSED BY AN
INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY
THEREOF.  LESSOR MAKES NO WARRANTY OR REPRESENTATION,
EXPRESS OR IMPLIED, IN RESPECT OF nt LEASED PROPERTY, OR
ANY PART THEREOF, EITHER AS TO ITS FIT'NESS FOR USE,
DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR
OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSI-
HP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL
SUCH RISKS ARE TO BE BORNE BY LESSEE.  LESSEE ACKNOWLEDGES
THAT TBE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND
IS SATISFACTORY TO IT. Notwithstanding the foregoing, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title other than Lessee (or an Affiliate of Lessee which conveyed the Leased Property to Lessor) for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's naine, all at Lessee's sole cost and expense.
Lessee hereby agrees to indemnify, defend and hold harinless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation. All amounts recovered that are attributable to the period after the Terin shall belong to Lessor.



7.2	Use of the Leased Pro@.

(a)	Lessee covenants that it will
proceed with all due diligence and will
exercise its best
efforts (excluding the	making of any extraordinary
payments) to obtain and to maintain all
approvals needed
to use and operate the	Leased Property and the Facility
under applicable local, state and federal law.



(b)	Lessee shall use or cause to be used the
Leased Property only as a hotel facility (including food and beverage operations) of a caliber consistent with its present use, and for such other uses as may be necessary or incidental to such use or such other use as otherwise app@oved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessoes sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased
Property any article which may be prohibited by law or fire undenvriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased
Property and Lessee's Personal Property.



(c)	Subject to the provisions of
Articles MV and XV Lessee covenants and
agrees that
during the Tenn it will	(1) maintain, at a minimum, the
current ratings for the Facility by AAA
and Mobil,
if so rated, (2) operate	continuously the Leased Property
as a hotel facility of the class
currently operated at
the Leased Property, (3) keep in full force and effect and comply with all the provisions of the Franchise Agreemen@
(4) not terminate or amend the Franchise Agreement without the consent of Lessor, (5) maintain appropriate certifications and licenses for such use and otherwise comply with all Legal Requirements (subject to Lessor's obligations under Section 9.1(c)), (6) seek to maximize the gross revenues generated therefrom consistent with sound business practices and (7) not allow the Facility to become in Poor Standing under a Franchisor guest satisfaction rating system.



(d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.



(e)	Lessee shall neither suffer nor permit the
Leased Property or any portion thereof, or Lesspe's
Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's

I

(or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a clairn or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, subject to Lessor's prior consent.



(f) Neither Lessee nor an Affiliate of Lessee, nor any of their successors or assigns shall operate or manage any hotel, motel, resort or other lodging facility that is within a three mile radius of the

Hotel, other than (i) pursuant to this Lease or another lease, agreement or arrangement with Lessor or an Affiliate of Lessor, (ii) any hotel, motel, resort or other lodging facility operated or managed by Lessee or an Affiliate of Lessee on the date hereof and (iii) the Sanibel Harbor Resort & Spa, the Outrigger Beach Resort and Diamond Head Beach Resort.



(g)	Lessee shall not use, generate, handle,
dispose or store Hazardous Materials on the Leased
Property, except in the nonnal course of operations of the Leased Property as a hotel and in compliance with all Environmental Laws.



(h)	Lessee shall not enter into any
collective bargaining agreements with
respect to any of
the employees at the	Leased Property without the prior
consent of Lessor, which shall not be
unreasonably
withheld or delayed,	unless required by law.



(i) Lessee hereby assumes and agrees to perforin all of the obligations of Lessor under all leases in effect at the Leased Property as of the date of commencement of the Term.



0)	Lessee represents that, as of the date
hereof, its sole business activity consists of, and Lessee covenants that, during the Tenn hereof, its sole business activity shall consist of the lease and operation of the Leased Property.



7.3	Lessor to Grant Easements, Etc.  Lessor will,
from time to time, so long as no Event of Default has occuffed and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased
Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility distric@ (e) execute amendments or additions to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any Person any instrument appropriate to confinn or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant release, dedication, transfer, petition or amendment is beneficial to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.



ARTICLE VIII

8.1	Coml2liance with Legal, Insurance Requirements,
Lessoes Ins@rance and Tax Obligations, Subject to Article
XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply and cause the Leased
Property to comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property; provided, however, that Lessor shall be responsible for all Capital Expenditures and the items in clauses (1) through (4) of the definition of "Impositions" set forth in Article H, unless the need for such Capital
Expenditure is the result of Lessee's negligence (except to the extent waived pursuant to Section 13.6), misconduct or an Alteration (defined herein) made by or commenced by Lessee other than Alterations contained in the Capital
Expenditure Budget, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's
Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

8.2	Legal Requirements Covenants.  Lessee covenants
and agrees that the Leased Property and Lessee's Personal
Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased
Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally deten-nined by a court of competentjurisdiction to be unlawful
(and Lessee shall cause all such sub-tenants, invitees or others to so comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, and subject to the provisions of Article XI[I, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal
Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Facility or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject
Lessor to criminal liability and Lessee both (a) fumishes to Lessor security reasonably satisfactory to Lessor against any loss or injury to Lessor by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.



8.3 Environmental Covenants. In addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof, Lessee covenants and undertakes with Lessor as follows:



(a)	At all times hereafter until such time as
all liabilities, duties or obligations of Lessee to the Lessor under the Lease have been satisfied in full, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, enforce any O&M program adopted by Lessor relating to the Facility, and treat encapsulated products properly during renovations or otherwise, subject to Lessoes obligation to pay for Capital Expenditures. Lessee agrees to give
Lessor prompt written notice of (1) all Environmental
Liabilities; (2) all pending, threatened or anticipated
Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to or near the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.



(b)	Lessor hereby agrees to defend, indemnify
and save harmless any and all Lessee Indemnified Parties from and against a:ny and all Identified Environmental
Liabilities and Unidentified Enviromnental Liabilities, in all cases, which were caused by the acts or negligent failures to act of Lessor. Lessor' ' s responsibility to indemnify Lessee under this subsection (b) shall survive th.e termination of this Lease.



(c)	Lessee hereby agrees to defend, indemnify
and save harmless any and all Lessor Indemnified Parties from and against any and all Unidentified Envirom-nental
Liabilities caused by the acts or negligent failures to act of Lessee. Notwithstanding the foregoing, to the extent any such Environmental Liability was caused by the acts or negligent failure to act of Lessee prior to the Commencement Date,

Lessee shall defend, indemnify, and save Lessor hannless only to the extent Messrs. Bogott or Naylor, or Ms.
Camarillo knew or should have known in their capacities as employees or officers of Lessee, Guarantor or any Affiliate of Lessee or Guarantor, of any such act or failure to act. Lessee's responsibility to indemnify
Lessor under this subsection (c.) shall survive the termination of this Lease.



(d)	If any Proceeding is brought against any
Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or (c) (an
"Indemnified Environmental Liability"), the Indemnifying
Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified
Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The
Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversarial party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.



For purposes of this Section 8.3, all amounts for which any Indemnitee seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnitee, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnitee has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each
Indemnitee agrees to use its reasonable efforts to pursue, or assign to Lessee, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnitee.



Notwithstanding anything to the contrary contained in this Lease, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of this Lease or repossession of the Leased
Property, then Lessor may assign its indemnification rights under Section 8.3 of this Lease (but not any other rights hereunder) to any Person to whom the Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein;



(1)	The indemnification rights referred to in this
section may be assigned only if a known Environmental
Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;



(2) Such indemnification rights shall be limited to Indemnified Environmental
Liabilities relating to or specifically affecting the Leased Property; and

(3) Any assignment of such indemnification rights
shall be limited to the
immediate	transferee of Lessor, and shall not extend to
any such transferee's successors or
assigns.



(e)	At any time any Indemnitee has reason to
believe circumstances exist which could reasonably result in an Indemnified Enviromnental Liability, upon reasonable prior written notice to Lessee stating such Indemnitee's basis for such belief, an Indemnitee shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with Legal
Requirements and the safety of personnel and facilities or to protect confidential or privileged information. All
Indemnitees requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.



8.4	Asset Management Covenants.

(a)	Lessee covenants and agrees to maintain a
REVPAR of at least 122.4% of the REVPAR of the Competitive
Set for each calendar year or similar comparative period.
Lessee will not reposition the mix of customers historically serviced by the Facility such that a Customer
Ratio increases or decreases over a Fiscal Year by more or less than 50% of the prior year's Customer R@tio.
Notwithstanding the foregoing, Lessee shall not be in breach of this covenant and shall not be in default pursuant to Section 16. 1 (n) unless Lessor is in compliance with Section 3.13 hereof



(b)	Lessee shall permit Lessor, upon
reasonable notice, access to the Hotel's General Manager, executive committee and other key personnel as Lessor may elect to interview, to obtain information regarding the programs and policies in effect at the Hotel, including, without limitation, any programs or policies directly or indirectly relating the Lessee's compliance with Section
8.4(a). Upon request by Lessor, Lessee shall promptly fumish Lessor with any and all reports, policies or programs in effect at the Hotel.



(c)	Upon request by Lessor, Lessee will
provide Lessor with regular "flash" reports or other reports reasonably requested by Lessor to allow Lessor to remained informed about changing conditions at the Hotel and in the market in which the Hotel operates.



(d)	Within 20 days following the end of each
calendar month, lessee shall fumish Lessor with a statement (in such form and detail as Lessor may require from time to time) reflecting the computation of each rent calculation set forth in Section 3 hereof, including any month-end adjustments, write-offs or other items which would impact the rent calculations.



8.5     Net Wortb Rel2resentations/Covenants.
I
(a)	Lessee represents and warrants that as of
the date hereof, Lessee has a Consolidated Net Worth of at least $2,000,000 (Consolidated Net Worth for this Section
8.5 shall exclude any Consolidated Net Worth attributable to Lessee's $2,000,000 payment made to obtain the Initial
FF&E).  Lessee shall retain such portion of the Lessee's
After Tax Eamings as is necessary to cause its Consolidated Net Worth to remain at least equal to $2,000,000. Lessee shall also be prohibited from paying, or entering in to any agreement obligating it to pay, any fee, salary or other compensation or stim to an Affiliate of

Lessee which would, or could, result in a reduction of the Net Worth of the Lessee below $2,000,000 except to the extent such payment is made pursuant to an Operational Agreement as defined in Section 23.3 hereof.



Except as provided herein,(a) Lessee's assets shall consist solely of cash, marketable securities, accounts receivable relating to hotel revenues, inventories and other assets customarily associated with the operation of a hotel, and (b) no portion of the assets of Lessee shall be comprised of (i) advances, accounts receivable, or other claims against an Affiliate of the Lessee, or (ii) any long term or illiquid asset as defined under GAAP. Notwithstanding the preceding sentence, up to $1,900,000 of the assets may be comprised of the Guaranty
Agreement and up to $2,000,000 of the assets may be comprised of any asset relating to Lessee's $2,000,000 payment made to purchase the Initial FF&E (which
$2,000,000 amount will be excluded from Net Worth in any
case).



"After Tax Eamings," for any period, means the consolidated net income of Lessee and its subsidiaries
(determined in accordance with Generally Accepted
Accounting Principles ("GAAP") for that period, less the Tax Distribution Amount for that period.



The "Tax Distribution Amount," for any period, means the hypothetical combined incremental federal, state and local business, income tax liabilities of Lessee's members and their shareholders (without duplication of amounts) for that period, as reasonably computed by Lessee by using the statutory rates applicable to and computed solely upon the taxable income, gain, loss, deductions and credits of Lessee for that period, but no liability so computed may be less than zero. -



8.6	Room Rate Covenant.  Lessee covenants and agrees
that, for any 30 day period, revenue attributable to rooms sold at a rent below 50% of the Average Daily Rate, will not exceed five percent of the Rooms and Other Revenues.



ARTICLE 12i



9.1	Maintenance and Rel2air.

(a)	Subject to Lessor's obligation to make
Capital Expenditures and performance of Lessoes obligations under Subsection 9. 1 (c), Lessee, at its sole expense, shall keep the Leased Property in good order and repair, consistent with standards for a first class, upscale, full service hotel. Not later than 3 0 days prior to the commencement of each Fiscal Year or Partial
Fiscal Year, Lessee shall submit to Lessor a detailed maintenance and repair plan (the "M&R Plan") and budget.
Lessor shall have the right to require reasonable increases to the M&R Plan in order to maintain the Facility as a first class, upscale, full service hotel.
Lessee shall permit Lessor and its authorized representatives, as frequently as reasonably requested by Lessor, to inspect the Leased Property and to require
Lessee to take such reasonable actions necessary to keep the Leased Property in good order and repair, consistent with standards for a first class, upscale, full service hotel and consistent with Franchisor requirements.



Except as otherwise provided in Section 9. 1
(b), Article XIV or Article X'V, and subject to Lessor's obligation to make Capital Expenditures, Lessee shall, with reasonable promptness, make all necessary and appropriate repairs, replacements, and improvements thereto of every kind and nature, whether interior or exterior ordinary or extraordinary, foreseen or unforeseen, or arising by reason of a condition existing prior to the commencement of the Term of this Lease
(concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property or by Franchisor, or by Lessor, or by any company maintaining insurance with respect to the Leased Property. Lessee, however, shall be permitted upoii prior written notice to Lessor to prosecute claii-ns against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless
Lessor is already diligently pursuing or elects to diligently pursue such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary
Intended Use.



(b)	Lessee shall, upon the expiration or prior
termination of the Term, vacate and surrender the Leased
Property to Lessor in the condition in which the Leased
Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of the Lease and except for ordinary wear and tear (subject to the obligation of Lessee to iiiaiiitaiii the Leased Property iii good order and repair, as provided in Subsectioii 9. 1
(a)), dainage by casualty or Coiideiiinatioii, aiid
Lessor's obligations with respect to Capital Expenditures.
Lessee shall, upon expiration or prior termination of the Term, restore the Inventory to the levels at or in excess of those in existence upon the Comi-nencement Date.



(c) Lessor shall be responsible for and pay for items of a capital nature as defined in Exliibit I and to make Capital Expenditures, all as required by and provided in Section 3.8



9.2	Encroachments, Restrictions, Etc.  If, as a
result of any act or omission by Lessee, any of
the Leased	Improvements, at any time, materially encroach
upon any property, street or right-of-way
adjacent to	the Leased Property, or violate the
agreements or conditions contained in any lawful
restrictive
covenant or	other agreement affecting the Leased
Property, or any part thereof, or impair the rights of others under any easement or riglit-of-way to which the Leased Property is subject (each of the foregoing conditions being referred to herein as an "Encroachment"), then promptly upon the request of Lessor or at the beliest of atiy persoii affected by any SLIcii encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to coiitest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, eitlier (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent of the Leased Improvements were operated prior to tile assertion of such violation, impairment or encroachment. If any such alteration is required for any reason other than Lessee's willful misconduct or gross negligence and such alteration satisfies the definition of "Capital Expenditure" set forth iii Sectioii 3.8, tile cost of such alteration shall be treated as Capital Expenditures and be performed pursuant to Section 3.8. Any such alteration shall be made in conformity with the applicable requirements of Article
X. Nothing contained lierein shall be construed as imposing on Lessee any liability for, or responsibility for remedying the effects of, any Encroaciii-nent occuff ing other than as a result of any willful iiiiscoiiduct or gross iiegligeiice of Lessee, unless sucli liability is an operating or maintenance aiid repair expetise. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held Lessor.



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ARTICLE X

10.1	Alterations.  Lessee shall have the right, with
the prior approval of Lessor to make additions, modifications or improvements to the Leased Property in connection with the Primary Intended Use (collectively,
"Alterations"), provided that such action shall not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not impair the revenueproducing capability of the Leased Property or adversely affect the ability of Lessee to comply with the provisions of this Lease. As a condition of its approval, Lessor may retain the right to separately approve all plans and specifications related to any additions, modifications or improvements. Lessor may @er require
Lessee to obtain appropriate completion bonds and to provide for the removal of any improvements upon the termination of this Lease. The cost of such Alterations shall, subject to Lessoes obligations to make Capital
Expenditures, be paid by Lessee, and all such Alterations shall be included under the terms of this Lease and upon expiration or earlier termination of the Lease shall pass to and become the property of Lessor.



10.2	Salvage.  All materials which are scrapped or
removed in connection with the making of repairs or alterations required or permitted by Article IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.



10.3	Joint Use AP-reements.  If Lessee constructs
additional improvements that are connected to the Leased
Property or share maintenance facilities, HVAC, electrical, plumbing or other systems, utilities, parking or other amenities, the parties shall enter into a mutually agreeable cross-easement or joint use agreement to make available necessary services and facilities in connection with such additional improvements, to protect each of their respective interests in the properties affected, and to provide for separate ownership, use, and/or financing of such improvements.



ARTICLE XI

Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessoes interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those Impositions upon Lessor which Lessee is not required to pay hereunder, (e) subleases pen-nitted by Article
XXIII hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than 60 days after the completion of the action giving rise to such lie@ and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXIII of this Lease, or result from Lessoes wrongful failure to pay for Capital
Expenditures.



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ARTICLE XII

Pennitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance
Requirement or any lien, attachment levy, encumbrance, charge or claim ("Claims") not otherwise permitted by
Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the titne and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust or security deed encumbering the Leased Propert7y or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased
Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such ClAims, money in an arnount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall fumish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees tojoin in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed.
In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any claims.



ARTICLE XIII

13.1	General Insurance Requirements.  Lessee, at its
sole cost and ex ense, shall at all times keep

 . p the
Leased Property and the Facility (including all personal property) insured with the kinds and amounts of insurance described below and as more specifically described on
Exhibit K hereto and in compliance with
any	Franchise requirements; provided, however, that as to
both Lessoi's and Lessee's insurance requirements,
the	kinds and amounts of insurance required are reasonably
available for purchase from insurance companies
(i)	authorized to write insurance in the State and (ii)
with a minimum financial stability rating (A.M. Best
Rating) of "A- VII" (or as otherwise reasonably acceptable to Lessor). The insurance shall be maintained in the amounts set forth ' below with deductibles in amounts reasonably acceptable to Lessor. Losses shall be payable to Lessor and/or its lenders. Any loss adjustment shall require the written mutual consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be provided to Lessor on the date hereof, and evidence of renewal shall be provided, through a binder of insurance, prior to expiration of any policy required hereunder. Copies of all insurance policies shall be delivered to Lessor as soon as they are.available.



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(a)     Lessee shall provide personal propert7y coverage
on Lessee's and Lessor's personal
property, including, without limitation, the Initial FF&E.



(b) Lessee shall provide loss of income/business interruption insurance on the "special form" with proceeds to be in the amount specified in Exhibit K.



(c)	Lessee shall provide commercial general
liability insurance, with limits of not less than $10,000,000 per occurrence, together with excess liability coverage with limits of not less than $50,000,000 per occurrence covering the following: bodily injury, death or property damage, personal and advertising injury, products and completed operations liability, and all risk legal liabili . ty including, but not limited to liquor law and dram shop liability all insuring both Lessor and Lessee.
All requirements shall be in conformance with Exhibit K, incorporated by attachment to this document. Lessee shall add Lessor as "Additional Insured" to Lessee's policy of insurance.



(d)	Lessee shall provide insurance covering
such other hazards and in such ainounts that may be customary for comparable properties in the vicinity of the Leased Property and reasonably acceptable to Lessor and available from insurance companies, authorized to do business in the state, and each with a minirnum financial stability rating (A.M. Best Rating) of at rates "A-Vll," at rates which are economically practicable in relation to the risks covered as may be reasonably required by Lessor.



(e)	Lessee shall provide fidelity bonds with
limits and deductibles which may be reasonably requested by Lessor, covering Lessee's employees and crime and other insurance as may be reasonably required by Lessor.



(f)     Lessee shall provide Worker's Compensation
Insurance and Employees Liability
Insurance with limits of not less than $1,000,000 per Exhibit K.



(g)	Lessee shall provide automobile liability
insurance for owned, non-owned, and hired vehicles with limits of not less than $10,000,000 per accident. In addition, physical damage insurance on owned vehicles will be carried.



(h)	Lessee shall provide for such other
insurance as Lessor may reasonably request for facilities, such as the Leased Property and the operation thereof, consistent with Lessee's or Lessoes obligation hereunder.



(i) Lessee shall provide building insurance on the "Special Fonn" (formerly "All Risk" fonn) in an amount and covering such risks as Lessor may, in its sole and absolute discretion, require from time to time.



0)	Lessee shall provide insurance on the
"Comprehensive Coverage Form" for loss or dainage (direct or indirect) from steatn boilers, pressure vessels, electrical and mechanical systems, heating, ventilation and air conditioning ("HVAC") systems or similar apparatus, now or hereafter installed in the Facili@, in an amount and covering such risks as Lessor may, in its sole and absolute discretion, require from time to time.



13.2	Increase in Limits.  If either Lessor or Lessee
at any time deems the limits of bodily injury or property damage liability under the commercial general liability insurance then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried; provided, however, that such limits shall not be reduced



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below a minimum limit of $10,000,000 per occurrence.
Thereafter, such insurance shall be carried with the limits thus agreed on until ftirther change pursuant to the provisions of this Section 13.2.



13.3	Blanket P li@c . Notwithstanding anything to the
contrary contained in this Article XIII, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a socalled blanket policy or policies of insurance; provided, however, that the coverage afforded will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy . of insurance, and provided, further, that the requirements of this Article XIII are otherwise satisfied.



13.4	No Sel2arate Insurance.  Lessee on its own
initiative, or pursuant to the request or requirement of any third party, shall not (i) take out separate insurance concuffent in form or contributing in the event of loss, with that required in this Article XIII, or (ii) increase the amount of any then-existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. The party obtaining such separate insurance shall notify the other party of the obtaining of any such separate insurance or of the increasing of any of the amounts of the then-existing insurance. Notwithstanding the foregoing, Lessee may obtain insurance with respect to its leasehold interest hereunder so long as such insurance will not, under any circumstances, reduce the amount of insurance payable to Lessor pursuant to insurance policies obtained in accordance with Article XIII.



13.5	Rel2orts of Insurance Claims.  Lessee shall
immediately investigate and make a written report to the appropriate insurance company as to all accidents; claims for damage relating to the ownership, operation, and maintenance of the building and Leased Improvements; any damage or destruction to the building and Leased
Improvements and the estimated cost of repair thereof; and shall prepare any and all reports required by any insurance company in connection therewith. A Proof of Loss shall be provided to the Lessor for approval prior to payment of above property claims. All settlements and compromises shall be made only with the prior written consent of Lessor.



13.6	Waiver of Subroization.

(a)	All insurance policies covering the Leased
Property, the Fixtures, the Facility or any personal property, including, without limitation, contents, fire, property and "special perils" insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party and each party agrees to release the other party for any and all liability and responsibility to the other party, or anyone claiming through or under them by way of subrogation or otherwise, for any loss or damage to Property caused by fire or other casualty included in the extended coverage, even if such casualty shall have been caused by the negligence of the other party, or anyone for whom such party may be responsible, but only to the extent such releasing party is reimbursed from applicable insurance. Such policies will include such waiver clause or endorsement so long as the same are obtainable without unreasonable extra cost, and in the event of such an extra charge, the other party, at its election, may pay the same but shall not be obligated to do so.



(b)	All insurance policies covering loss of
income and business interruption shall expressly waive any coinsurance penalty and resulting reduction in insurance proceeds; provided that a waiver of coinsurance is available with respect to a given insurance policy.



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13.7	Fonn Satisfactoiy.  Etc. . All of the policies
of insurance referred to in this Article XIII shall be written in a form satisfactory to Lessor. Each party agrees that it will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected. All premiums therefor shall be paid and such policies or binders delivered and followed with duplicate policies as issued thereof to the other party prior to their effective date (and, with respect to any renewal policy, 30 days prior to the expiration of the existing policy), and in the event of the failure of the party required to provide such insurance either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof at the times required, the other party shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable upon written demand therefor. Each insurer mentioned in this Article
XIII shall agree, by endorsement to the policy or policies issued by it or by independent instrument, that it will give 30 days'written notice before the policy or policies in question shall be materially altered, not renewed or canceled.



13.8	- Failure to Obtain Insurance.  In-the event
that Lessee shall fail to obtain or maintain any such insurance, Lessor shall have the right but not the obligation, to obtain such insurance and to charge the premium cost of such to Lessee as Additional Charges.



13.9	Self-Insured Deductible.  The Lessee shall
maintain or cause the Mariner Group or Guarantor to maintain a "self-insured fund" to cover 100% of the highest per occurrence deductible or selfinsured retention in Lessee's insurance program. Lessee shall keep any self-insured deductible fund fully funded at all times, and shall replenish said fund on a regular basis if it is depleted due to a peril insured against. The fund shall be available to Lessee and Lessor to pay any insurance deductible.



Lessor shall be notified immediately of any change in deductible amount or funding amount of any self insurance deductible fund.



Lessee agrees to contribute to said fund based on the value of the Leased Property to the total insured values of all properties in the insurance program;
provided, however, in the event that any of the other contributors to the fund fail to make their respective contributions, Lessee shall immediately contribute such amounts necessary to replenish the fund in ftill and shall take immediate action to recover the additional contributions from the noncontributing parties. Any contributions made to replenish fund on behalf of noncontributing parties shall not reduce the Guarantor's obligations under the Guaranty. The Mariner Group agrees to indemnify and hold Guarantor and Lessee harmless for any cost, expense, payment or liability incurred by Guarantor or Lessee in connection with the payment of any amounts into said fund on behalf of a noncontributing party.



ARTICLE XIV

14.1	Insurance Proceeds.  All proceeds payable by
reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid by the payor to Lessor. If for any reason such proceeds are paid to any Person other than Lessor,lthe recipient shall suffender all proceeds to Lessor to be held in trust by Lessor in an interest-bearing account
(subject to the provisions of Section 14.6). The net proceeds shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor. If Lessor is not required to, and elects not to, repair and restore, and the Lease is terminated as described in Section 14.2(a), all such insurance proceeds shall be retained by Lessor.



14.2	Reconstruction in the Event of Damaize or
Destruction Covered by Insurance.

(a)	If during the Term the Leased Property is
totally or partially damaged or destroyed by a risk covered by the insurance described in Article XIII and the Facility thereby is -rendered Unsuitable for its Primary
Intended Use or following such casualty the Facility is Uneconomic for its Primary Intended Use, Lessor shall, at
Lessor's option, either (1) restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, or (2) terminate this Lease by Notice to Lessee given within 90 days of the date of such damage or destruction. If Lessor determines to terminate this Lease, the Lease will terminate as of the date specified in Lessor's notice not later than 60 days after such notice without further liability hereunder
(other than liability stated to survive the expiration or termination hereof) and Lessor shall be entitled to retain all insurance proceeds. If Lessor determines to restore the Facility, Lessor shall notify Lessee prior to 270 days following the occurrence of the event rendering the Facility Unsuitable for its Primary Intended Use (the
"Casualty Event") if the Facility will be substantially restored prior to 365 days following the Casualty Event.
If Lessor fails to notify Lessee within such 270 day period or notifies Lessee that Lessor will be unable to substantially restore the Facility within such 365 day period, then Lessee may elec@ by providing Lessor with written notice within 30 days of the expiration of the 270 day period, to terminate this Lease upon expiration of the 365 day period. Notwithstanding the foregoing, Lessee shall not have the option to terminate this Lease if Lessor agrees, within ten days following its receipt of Lessee's election to terminate under this subsection, to abate Lessee's Rent in a manner that Lessor and Lessee agree is fair, just and equitable to both Lessor and Lessee taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, and the Gross Revenues affected by such Casualty
Event.



(b)	Except as provided in Section 14.6, if
during the Term the Leased Property is partially damaged or destroyed by a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered
Unsuitable for its Primary Intended Use, provided the Facility is not Unecomonic for its Primary Intended Use,
Lessor shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the ten-ns of this Lease to the extent it can reasonably do so with the net insurance proceeds actually received in respect to such damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however, that if Lessor cannot within a reasonable time, obtain all necessary govemm@nt approvals, including building permits, licenses and conditional use permits (which time period shall not be less than 180 days), after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of this Lease, this Lease shall terminate on the date which is 30 days after Lessor shall have notified the Lessee of the passage in such Lessor's reasonable determination of such reasonable period of time.



1.       (c)     If Lessor elects to repair or restore the
Leased Property pursuant to Section 14.2(a), and thd cost of the repair or restoration exceeds the net amount of proceeds received by Lessor from the insurance required under Article XIII, Lessor shall be obligated to contribute any excess amounts needed to restore the Leased Property.



(d)	If Lessor elects to repair or restore the
Facility pursuant to Section 14.2(a) or is required to restore the Facility'pursuant to Section 14.2(b) and the Facility cannot be-repaired or replaced to the original specifications due to local ordinances or building laws, then Lessor shall have the option to rebuild the Facility to the specifications permitted by such ordinances or laws and Lessor shall abate Lessee's
Rent in a manner that Lessor and Lessee agree is fair, just and equitable to both Lessor and Lessee taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, and the Gross
Revenues affected by such Casualty Event.



14.3	, Reconstruction in the Event of Damage or
Destruction Not Covered by Insurance. Except as provided in Section 14.6 below, if during the Tenn the Facility is totally or materially destroyed by a risk not covered by the insurance described in Article XIII (whether or not actually obtained or in full force), whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessor at its option shall either (a) repair, rebuild or restore the Facility at Lessor's sole expense to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or (b) terminate this Lease by Notice to Lessee given within 90 days of the date of such destruction and this Lease will terminate as of the date specified in Lessoes notice not later than 60 days after such notice.
If such damage or destruction is not material, Lessor shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease.



14.4	Lessee's Personal Propedy.  Notwithstanding the
foregoing, all insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee, except insurance proceeds payable by reason of any loss of or damage to any of the Initial
FF&E, which shall be paid to Lessor.



14.5	Abatement of Rent.  In the event of a casualty,
except as otherwise provided herein, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease (whether through the payment of insurance proceeds to Lessor or other%vise) shall remain unabated.



14.6	Damatze Near End of Term.  Notwithstanding any
provisions of Section 14.2 or 14.3 to the contrary, if dwnage to or destruction of the Facility occurs during the last 24 months of the Term, and such damage or destruction cannot be repaired or restored within the earlier of (i)
12 months, or (ii) the expiration of the Terin, then
Lessee shall have the right to terminate this Lease by giving written notice to Lessor within 60 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately.



14.7	Waiver.  Lessee hereby waives any statutory
rights of termination that may arise by reason of any damage or destruction of the Facility that Lessor is obligated to restore or may restore under any of the provisions of this Lease.



ARTICLE XV

15.1	Parties'Ri2hts and Obligations.  If during the
Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.



15.2	Total Takinp-.  If title to the fee of the whole
of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and
Lessor shall each have the option, by notice to the other, at any time prior to the date that is 30 days after the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Rent paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.



15.3	Allocation of Award.  The total Award made with
respect to the Leased Property or for loss of rent, or for Lessoes loss of business beyond the Term of this Lease, shall be solely the property of and payable to Lessor.
Any Award made for the taking of Lessee's Personal
Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings, Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.



15.4	Partial T If title to less than the whole of the
Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but each fails to timely elect to terminate this Lease as provided in Section 15.2 hereof, Lessor at its cost (not to exceed the net Condemnation
Award) shall with all reasonable dispatch after the payment of such award to Lessor restore the untaken portion of any Leased Improvements so that such Leased
Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased
Improvements existing immediately prior to the Condemnation. During and after the restoration of the untaken portion of the Leased Property, Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, and the revenues affected by such partial Taking. In the event
Base Rent is abated, the Threshold Amounts shall also be reduced accordingly. If Lessor and Lessee are unable to agree upon the amount of such abatement and for reduction within 30 days after such partial Taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution.



15.5	Teml2orary Takin2.  If the whole or any part of
the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amounts of Rent and Additional Charges, but, if the entire Leased
Property is so condemned, only to the extent of net proceeds of condemnation awards. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.5 described, the entire amount of any Award made for such Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessor covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole expense, restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessor shall not be required to make such restoration.



ARTICLE XVI

16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

(a) Lessee fails to make payment of the Base Rent when the same becomes due and payable and such condition continues for a period of five days following receipt of written notice; or



(b) Lessee fails to make payment of Percentage Rent when the same becomes due and payable and such condition continues for a period of five days following receipt of written notice; or



(c)	Lessee fails to maintain, the current
rating for the Facility by AAA or Mobil, if so rated, or allows the Facility to become in Poor Standing, without limiting Subsection (o) below; provided, however, no Event of Default shall occur if such failure results solely from Lessee's noncompliance with additional or more stringent terms or conditions imposed by Mobile or AAA after the Commencement Date in order to maintain the current ranking or avoid becoming in Poor Standing;



(d)	Lessee fails to observe or perfonn any
other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of 30 days after receipt by the Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, in no event shall such cure period extend beyond 180 days after such Notice; or



(e)	Lessee or Guarantor shall file a petition
in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Lessee or Guarantor as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee or Guarantor shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within 60 days after the entry of an order in respect thereof, or if a receiver of the Lessee or Guarantor or of the whole or substantially all of the assets of the Lessee or Guarantor shall be @ppointed in any proceeding brought by the Lessee or Guarantor or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee or Guarantor and shall not be vacated or set aside or stayed within 60 days after such appointment; or



(f)	without Lessor's consent, Lessee is
liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or



(g)	the estate or interest of Lessee in the
Leased Property (or any part thereof) or the Initial FF&E is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in an proceeding (unless
Lessee is contesting such lien or attachment in good faith in accordance with Article XII hereof); or



(h) except as a result of damage, destruction or a partial or complete Condemnation,
Lessee voluntarily ceases operation of the Leased Property for a period in excess of ten days; or



(i) the Franchise Agreement with respect to
the Facility on the Leased Premises is
terminated by the	Franchisor as a result of any action
or failure to act by the Lessee or any Person with whom

1
4
the Lessee contracts for management services at the Facility unless such termination is due directly to Lessor's failure to ftind the Capital Expenditure requirements of Franchisor; or

0)	aii Eveiit of Default sliall occur uiider
aiiy lease (otlier tliaii this Lease)
betweeli

Lessor aiid Lessee; or
-



(k)	Except as specifically permitted iii
Sectioii 23, a transfer of the owiiersliip or coiitrol
(in one traiisactioii or as a result of the iiiost receiit traiisactioii iii a series of traiisactioiis) of
(i) such iiuinber of voting securities (or otlier owiiersliip interests) of Lessee or Guaraiitor that possesses, directly or indirectly, the power to direct or cause the direction of the iiiaiiageiiieiit or policies of Lessee or Guaraiitor wlietlier dirougli owiiersliip of stock, by contract or otlier,,vise a majority, or (ii) witli respect to any company ,A,Iiose stock is publicly traded oii a securities excliaiige, the solicitation for proxies iii coiiiiectioli witli the election of the board -of directors at a iiieetiiig of sliareliolders-, or

I





irec o
/a,

it
tioii 7.2(f), Ai-ticle XIX,

@ 'g. 1 3 ,



C" @





24.2; or



(ni) Lessee's failure to adliere to the M&R Plaii, if aiiy, iii aiiy material respect; or



(11) Lessee's faillire to iiiaiiitaiii a L@VI)AR of at least 122.4% of the L@VPAR of the Competitive Set for eacii calendar year or similar comparative period; or



(o)	Fraiiciiisor property evaluation scoi-es
drop below 800 (or, iii the event of a revision of the scale for sucli scores, the fuiictioiial equivalent of
800) for two consecutive reporting periods; provided, liowever, iio Eveiit of Defatilt sliall occur if Lessee's faillire to iiiaiiitaiii aii 800 score results solely froni Lessors failure to iiiake Capital Expeiiditures required by the Fraiiciiisor or the Fraiiciiise
Agreeiiieiit; or



(p)	Guaraiitor defaults uiider the Guaraiity
Agreeiiieiit; or

(q) Except as specifically permitted iii Sectioii 23, a sale, assigiimeiit or transfer of
(i)substantially all of the assets of Lessee or Guaraiitor or (ii) Lessee's interest in tlle Lease; or



(r)	Lessee's removal of tile
Iiiitial FF&E fi-oiii the operation of
tite Leased Property or
Lessee graiits aiiy lieii	or security interest iii or to
the Iiiitial Fl--&E (otlier tliaii to
Lessor) or otilei-wise

eiicuinbers the liiitial	FF&E;



tlieii, atid iii aiiy sucli eveiit, Lessor iiiay, so loiig as sucli Eveiit of Default coiitiiiucs, exercise one or iiiore remedies available to it liereiii or at law oi- iii c(luity iiicludiiig, but iiot Iiiiiited to, its riglit to terilliliate tiiis Lease by giviiig Lessee the shortest
Notice of sucli tei-iiiiiiatioii pei-iiiitted by law.



If litigation is coniiiieiiced witli respect to aiiy alleged default uiider tiiis Lease, the prevailing party iii sucli litigation sliall receive, iii addition to its damages incurred, sucli suiii as the court sliall deteriiiiiie as its reasonable attorneys' fees, aiid all costs aiid expenses incurred iii coiiiiection tlierewitli.



No Event of Default (otlier tliaii a failure to iiiake a payiiieiit of iiioiiey) sliall be deeiiied to exist under clause (c) during any tiiiie the curing tliereof is prevented by aii Uiiavoidable Delay, provided that upon the cessation of sucli Uiiavoidable Delay, Lessee remedies SLIcli default or Eveiit of Default without furtlier delay.

16.2   Remedies.



(a) If any one or more Events of Default shall occur and be continuing, then Lessor shall have the right, in addition to all other rights or remedies available at law or in equity, at its election:



(i)	To give Lessee written notice of
Lessor's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Lessee's right to possession of the Leased Property shall cease and this Lease will be terminated on such date, except as to liability of Lessee expressly stated herein to survive the termination of this Lease, including, without limitation, liability pursuant to Section 16.2(d) and liability of Lessor expressly stated herein to survive the termination of this Lease; or



(ii)	Without further demand or notice, to
reenter and take possession of the Leased Property or any part of the Leased Property, repossess the same, expel
Lessee and those claiming through or under Lessee, and remove the effects of both or either, using such force for such purposes as may be lawful and necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears or future payments of Base Rent, Percentage Rent, Additional Charges or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or



(iii)	To cure any Event of Default and to
charge Lessee for the cost of
effecting
such cure, including, without limitation, reasonable attomeys, fees and interest on the amount so advanced at the Overdue Rate, provided that Lessor shall have no obligation to cure any such Event of Default.



(b)	Should Lessor elect to reenter as provided
in Section 16.2(a)(ii), or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided by law while an Event of Default is continuing, Lessor may, from time to time, without terminating this Lease, relet the Leased Property or any part of the Leased
Property in Lessor's or Lessee's name, but for the account of Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Leased Improvements) as Les@or, in its reasonable discretion, may determine and Lessor may collect and receive the rent; provided, however, that in the event
Lessor relets the Leased Property in Lessor's or Lessee's name, but for the account of Lessee, Lessee shall not be responsible for any liability under the Lease pursuant to the reletting to the extent such liability is greater than Lessee's liability under the tenns of this Lease. No such reentry or taking possession of the Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee. No notice from Lessor under this Article XVI or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Lessor to ten-ninate this Lease unless such notice specifically so states. Lessor reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Lessee such written notice, in which event this Lease will terminate as specified in such notice.



(c)	In the event that Lessor does
not elect to terminate this Lease as
permitted in Section
16.2(a)(i), but elects	instead to take possession as
provided in Section 16.2(a)(ii), Lessee
shall pay to Lessor
Base Ren@ Percentage	Rent, Additional Charges and other
sums as provided in this Lease which would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Property, after deducting all of Lessoes expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attomeys, fees, expenses of employees, repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease tenn extends beyond the existing Tenn of this Lease, or the premises covered by such new lease include other premises not part of the Leased Property, a fair apportiorunent of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Paragraph will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Lessee shall pay such rent and other sums to Lessor monthly on the date on which the Base Rent and Additional Charges, and, in the case of Percentage
Rent, quarterly on the day on which Percentage Rent, would have been payable under this Lease if possession had not been retaken, and Lessor shall be entitled to receive such rent and other sums from Lessee on each such day.



(d)	If an Event of Default has occuited and
this Lease is terminated by Lessor, Lessee shall remain liable to Lessor for damages in an amount equal to Base
Rent, Percentage Rent, Additional Charges and other amounts which would have been owing by Lessee for the balance of the Term of this Lease had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Property by Lessor subsequent to such termination, after deducting all of Lessor's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Section 16.2(c)
(which expenses, if the reletting is for a term that will extend beyond the existing Term, will be apportioned as described in Section 16.2(c)). Lessor shall be entitled to collect such damages from Lessee monthly on the day on which Base Rent or Additional Changes, and quarterly on the day on which Percentage Rent, would have been payable under this Lease if this Lease had not been terminated, and Lessor shall be entitled to receive such Base Rent and other amounts from Lessee on each such day. Altematively, at the option of Lessor, in the event this Lease is so terminated, Lessor shall be entitled to recover against Lessee as damages for loss of the bargain and not as a penalty:



(i)	The worth at the time of award of the
unpaid Base Rent and Percentage Rent which had been eamed at the time of ten-nination;



(ii)	The worth at the time of award of the
amount, if any, by which the unpaid Base Rent, Percentage
Rent and all Additional Charges which would have been eamed after termination until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonably avoided;



(iii)	The worth at the time of award of the
amount, if any, by which the unpaid Base Rent, Percentage
Rent and Additional Charges for the balance of the Term
(had the same not been so terminated by Lessor) after the time of award exceeds the amount of such rental loss during such period that Lessee proves could be reasonably avoided; and



(iv)	Any other amount necessary to
compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.



The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by adding interest from the date of termination until the time of the award computed at the Overdue Rate on the date on which this Lease is terminated. The worth at the time of award of the amount refeffed to in clause (iii) above shall be computed by using a discount rate of the Federal
Reserve Bank of New York at the time of the award plus one percent.



(e)      Percentage Rent for the purposes of this Section
16.2 shall be a sum equal to (i) the
average of the annual amounts of the Percentage Rent for the three Fiscal Years immediately preceding the

Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Years during which the Lease was in effect, or (iii) if one Fiscal Year has not elapsed, the amount derived by analyzing the Percentage
Rent from the effective date of this Lease.



(f)	Any suit or suits for the recovery of the
amounts and damages set forth in Sections 16.2(c) or (d) may be brought by, Lessor, from time to time, at Lessor's election, and nothing in this Lease will be deemed to require Lessor to await the date upon which this Lease or the Term of this Lease would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease as a result of the occurrence of a default is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the date of the commencement of the Term existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease or now or after the date of the commencement of the Term existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or. after the date of the commencement of the Term existing at law or in equity or by statute or otherwise. All costs incurred by Lessor in collecting any amounts and damages owing by Lessee pursuant to the provisions of this Lease or to enforce any provision of this Lease, including, but not limited to, reasonable attomeys' fees and related costs, whether or not one or more actions are commenced by Lessor, shall also be recoverable by Lessor from Lessee.



(g) Except as required by applicable law, Lessor shall have no obligation to mitigate damage following the occurrence of an Event of Default.



16.3	Waiver.  Lessee hereby waives, to the extent
permitted by applicable law, (a) any right to a trial
byjury in the event of summary proceedings to enforce the
remedies set forth in this Article XVI; (b)
the	benefit of any laws now or hereafter in any force
exempting property from liability for rent or for
debt;
(c)	any equity of redemption; and (d) except as provided
herein, any presentations, demands for payment or
for	performance, or notice of non-performance.



16.4	A1212tication of Funds.  Any payments received
by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall, to the extent permitted by applicable la%v, be applied to Lessee's obligations in the order that Lessor may determine, in Lessor's discretion.



16.5	Surrender.  If an Event of Default occurs (and
the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section
16.1, Lessee shall, if requested by Lessor to do so, immediately uffender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by such force permitted by law, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable law for service of notice to reenter the Leased Property. Lessor shall be under no obligation ' to, but may if it so chooses, relet the Leased Property or otherwise mitigate, except as required by applicable law, Lessor's damages.



16.6	Waiver.  If this Lease is terminated pursuant to
Section 16. 1, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and (B) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt and Lessor waives any right to "pierce the corporate veil"
(including limited liability resulting from LLC status) of Lessee other than to the extent funds shall have been inappropriately paid any Affiliate of Lessee following a default resulting in an Event of Default.



16.7	Notice to Guarantor Lender.  Lessor shall, upon
serving Lessee with any Notice required under this Lease with respect to a default or an Event of Default, simultaneously provide a copy of such Notice to Guarantor
Lender in the same manner as provided to Lessee, with a copy to English, McCaughan & O'Bryan, Fort Lauderdale
Office, I 00 Northeast Third Avenue, Suite I I 00, Fort
Lauderdale, Florida 33301, Attention: Marshall J. Emas.
Guarantor Lender shall have the right, but shall not be required, prior to the expiration of the applicable cure period under this Lease, if any, after receipt of Notice, to cure any such default or Event of Default and Lessor shall accept such performance (or payment as is applicable) by or at the instigation of Guarantor Lender as if the same has been performed (or paid as applicable) by Lessee. For purposes of this section, the term
Guarantor Lender shall mean one lender of Guarantor, or one agent on behalf of a lender to Guarantor, as designated by Guarantor in writing to Lessor (Guarantor hereby designates Credit Lyonnais New York Branch, Credit
Lyonnais Building, 1301 Avenue of the Americas, New York,
New York 10019-6022, Attention: Rodrich D. Rohrback);
provided, however, that Lessee may not change the identity of the Guarantor Lender without the express written consent of such Guarantor Lender.



ARTICLE XVII

Lessoes Rip-ht to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of the Franchise Agreement, and fails to cure the same within the relevant time periods provided in Section
16. 1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased
Property for such purpose and, subject to Secti'on 16.2, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attomey's fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. 'Me obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.



ARTICLE XVIII

Exculpation. In the event of (a) a sale or transfer of all or any part of the Leased Property (by operation of law or otherwise), (b) the making of a lease of all or substantially all of the Leased Property or (c) a sa le or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, (i) the. seller, transferor or lessor, as the case may be, shall be and hereby is automatically and entirely released and discharged, from and after the date of such sale, transfer or lease, of all liability in respect of the performance of any of the tenns of this Lease on the part of Lessor thereafter to be performed and (ii) the term "Lessor" shall thereafter mean only the purchaser, transferee or lessee, as the case may be, and the covenants and agreements of Lessor shall thereafter be binding upon such purchaser, transferee or lessee.

Lessee shall look solely to Lessor's estate and interest in the Leased Property for the satisfaction of any right of Lessee for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Lessor, and no other propert7y or assets of Lessor. Lessoes agents, incorporators, subscribers, shareholders, officers, directors, members, partners, principals (disclosed or undisclosed) an affiliates, whether directly or through Lessor or through any receiver, assignee, trustee in bankruptcy or through anyone else, shall not be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Lessee's rights and remedies under of with respect to or arising from or in connection with this Lease.



ARTICLE XIX

19.1	REIT Compliance.  Lessee acknowledges that the
general partner of Lessor intends to qualify as a real estate investment trust under the Code, and that pursuant to Lessor's limited partnership agreement, Lessor may not take or omit to take any action, or engage in any business or business transaction or relationship, that would or could result in the REIT being disqualified from treatment as a real estate investment trust. As a material inducement to Lessor to enter into this Lease, Lessee hereby agrees that it shall not knowingly take or omit to take any action, or engage in any business or business transaction or relationship, that would or could result in the REIT being disqualified from treatment as a real estate investment trust under the Code. Without limiting the generality of the foregoing, Lessee agrees that:



(a)	Personal Prol2ea Limitation.  Anything
contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to Lessee under this Lease at the beginning and at the end of any Fiscal Year shall not exceed 15% of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Fiscal Year. This Section 19.1(a) is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.



(b)	Sublease Rent Limitation.  Anything
contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either
(i) the income or profits derived by the business activities of the sublessee, or (ii) any other fonnula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section
856(d) of the Code, or any similar or successor provision thereto.



19.2	Sublease Lessee Limitation.  Anything contained
in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any Person in which Boykin Lodging Company, owns, directly or indirectly a ten percent or more interest, within the meaning of
Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.



19.3	Lessee Ownership Limitation.  Anything contained
in this Ledse to the contrary
notwithstanding, neither Lessee or an Affiliate of Lessee shall acquire, directly or in irect a ten percent or more interest in Boykin Lodging Company, within the meaning of
Section 856(d)(2)(B) of the Code, or any similar or successor provision thereto.



19.4 Lessee Officer and Empiovee Limitation. Anything contained in this Lease to the contrary notwithstanding, without the prior written consent of Lessor, no officer or employee of Lessee (or any Person who fumishes or renders services to the tenants of the Leased Property, or manages or operates the Leased
Property) shall at the same time be an officer of Lessor.



19.5	Payments to Affiliates of Lessee.  Except for
payments as permitted in Section 8.5 hereof, Lessee shall not pay any amount to any Affiliate of Lessee for any purpose during the Tenn in connection with the Facility.



19.6	Third-PajU Manaizement Activities.  Neither
Lessee nor an Affiliate of Lessee, or their respective successors or assigns, may provide management services with respect to any hotel, motel, resort or other lodging facility located within a three mile radius of the Hotel except for (i) any hotel, motel, resort or other lodging facility managed by Lessee or an Affiliate of Lessee as of the date of this Lease and (ii) the Sanibel Harbor Resort
& Spa, the Outrigger Beach Resort and Diamond Head Beach
Resort.



ARTICLE XX

Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month the agoregate of 105% of (a) one-t-vvelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Tenn,
(b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property.
During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by la,,v to tenants at sufferance, to continued occupancy and use of the Leased
Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.



ARTICLE XXI

Risk of Loss. During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequences of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or othenvise, or in consequences of foreclosures, attachments, levies or executions is retained by Lessor, and, in the absence of negligence, misconduct or breach of this Lease by Lessee, Lessee shall in no event be answerable or accountable therefore.



ARTICLE XXII

Indemnification. Notwithstanding the existence of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Lessee will, except to the extent waived pursuant to waiver the subrogation set forth in Section 13.6 hereof, protec@ indemnify, hold hannless and defend any Lessor indemnified
Party from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against any Lessor Indemnified Party by reason of.- (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair or negligence by Lessee, its agents, invitees, employees or guests, of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Lessor is made a party or participant related to such use, misuse, nonuse, condition, management maintenance, or repair thereof by Lessee, including Lessee's failure to perform obligations
(other than Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, (e) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder, and (f) the sale of or consumption of alcoholic beverages on or in the Leased Property, (g) claims of Franchisor and Managers. Any amounts that become payable by Lessee under this Article shall be paid within ten days after demand therefor by Lessor, and if not timely paid, shall bear a late charge (to the extent permifted by law) at the Overdue Rate from the expiration of such ten day period date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any Lessor Indemnified
Party or may compromise or otherwise dispose of the same as Lessee sees fit. Nothing herein shall be construed as indemnifying any Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.



Lessor shall indemnify and hold any Lessee
Indemnified Party from and against any and all liabilities, losses, interest, damages, costs or expenses
(including, without limitation, reasonable attomeys' fees) assessed against, levied upon or collected from any Lessee
Indemnified Party arising out of the negligence, misconduct or breach of this Lease by Lessor, its agents or employees.



Lessee's and Lessoes liability under the provisions of this Article shall survive any termination of this Lease.



ARTICLE XXIII

23.1	Subletting and Assiiznment.  Except as expressly
permitted herein, Lessee shall not mortgage, assign, sublet, or otherwise transfer its interest in the Facility and, subject to the provisions of Article XIX and Section
23.2 and any other express conditions or limitations set forth herein, Lessee may, but only with the prior written consent of Lessor, which may be granted or withheld in Lessor's sole and absolute discretion, (a) assign this Lease, (b) sublet all or any part of the Leased Property, or (c) sublet any retail or restaurant portion of the Leased Improvements in the normal course of the Primary
Intended Use; provided that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of Section
23.2, and in the case of an assigm-nent, the assignee shall assume in writing and agree to keep and perform all of the terins of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof.
An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prqmpt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder.



23.2	Attomment.  Lessee shall insert in each sublease
permitted under Section 23.1 provisions to the effect that
(a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attom to Lessor and waive any right the sublessee may have



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to terminate the sublease or to surrender possession
thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.



23.3	Manatzement Atzreement.  Notwithstanding
anything contained in this Article XXIII to the contrary, Lessee may not, without the prior written consent of Lessor (which consent may be withheld in the sole and absolute discretion of Lessor), enter into an agreement (a
"Management Agreement") with any Affiliate or third party, to assign responsibility for the management and/or operation of all or any part of the Leased Property, including any retail or restaurant portion of the Leased
Improvements. In addition, Lessee may not without the prior written consent of Lessor (which consent may be withheld in the sole and absolute discretion of Lessor), enter into any agreement with any Affiliate in connection with the provision of any goods or services in connection with any or all of the Leased Property and the operation thereof (each, a "Service Agreement," and together with the Management Agreement, the "Operational Agreements").
Notwithstanding the foregoing, Lessee may enter into an Operational Agreement with an Affiliate or third party to the extent that the services provided pursuant to such Operational Agreement are provided at the lesser of (x) the actual cost to Lessee or Lessee's Affiliate (whichever is lower) of such providing such services and (y) the cost charged by third-party providers for comparable services.
All payments, under such Operational Agreement are (a) subordinate to all payments owing to Lessor under this Lease, and (b) are payable only out of After Tax Eamings of Lessee and the Maximum Amount (as defined in the Guaranty);
ided however, that the Maximum Amount shall not be reduced to the extent that the aggregate payments for all services rendered pursuant to Operating Agreements exceeds the aggregate budget for such services as set forth on Exhibit N hereto, which amounts shall be adjusted for increases in the CPI Index (with a maximum adjustment of 7% for each Fiscal Year) in accordance with Section 3. 1
(d) hereof and may be further adjusted with the prior approval of Lessor, which approval shall be in Lessor's sole discretion.



23.4    Chanize of Control of Guarantor or Lessee: Sale of
Substantially All of the Assets of
Guarantor or Lessee.



Notwithstanding anything contained in this Lease to the contrary, including, without limitation, the Events of Default set forth in Subsections 16. 1 (k) and (q) hereof and the restrictions set forth in this Section 23, Guarantor may (i) sell, assign or transfer all or any part of its assets and (ii) enter into a change of control transaction as described in Subsection 16. 1 (k) so long as (x) no default or Event of Default exists under the Lease or would result from such sale, assignment or transfer, (y) Lessor approves such sale, assignment or transfer (which approval is required only if such sale, assignment or transfer would be an Event of Default pursuant to Subsections 16. 1 (k) or (q) hereof), which approval shall not be unreasonably withheld or delayed and
(z) if the sale, assignment or transfer includes the sale of Le ' ssee's interest in the Lease, the buyer, assignee or transferee assumes all of Lessee's obligations under this Lease. Lessor agrees that it, if its approval is required under this Section 23.4, will not withhold its approval if the buyer, assignee or transferee (1) has a minimum net worth not less than $250,000,000, (2) is a public company listed on NYSE ' @ NASDAQ or AMEX or is wholly owned by such an entity, (3) in Lessor's judgment, has resort management, capability, systems, and experience comparable to Guarantor,(4) has no prior history of bankruptcy or of litigation pertaining to criminal or financial misconduct, (5) has no material direct conflicts of interest with Lessor which could reasonably be expected to limit it from fulfilling its obligations under the Lease or which could reasonably be expected to cause
Lessor or its Affiliates financial harm, and (6) in Lessor's judgment, is not of bad character or reputation.

ARTICLE XXIV

24.1	Officers'Certificates: Financial Statements: Lessor's
Estopl2el Certificates and Covenants.



(a)	At any time and from time to time upon '
not less than 20 days Notice by Lessor, Lessee will fumish to Lessor an Officees Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor or Lessoes lender. Any such certificate furnished pursuant to this Article may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.



(b)	Lessee will furnish the following statements to
Lessor:

(1)	on or before the 20th day of each month, a
detailed profit and loss statement for the Leased Property for the preceding month, a balance sheet for the Leased
Property as of the end of the preceding month, a detailed accounting of revenues for the Leased Property for the preceding month, detailed statistical information regarding accounting by segment, F&B information, average daily revenue by segment, STAR reports, profit and loss variance reports, Capital Expenditures report comparison to budget, profit and loss comparison to budoet, forecasting information for balance of Fiscal Year and next 12 month forecast, and such other information as may be requested by Lessor.or required by Lessoes lender, each in fonn acceptable to Lessor; and



(2)	the most recent Consolidated Financials of
Lessee within 30 days after each quarter of any Fiscal
Year (or, in the case of the final quarter in any Fiscal
Year, the most recent Consolidated Financials of Lessee within 60 days) after such final quarter; provided, however, in the event the Lessor notifies Lessee that Lessor requires Audited Consolidated Financials from
Lessee in order to comply with the requirements of the Securities and Exchange Commission, any lender of Lessor or by law, Lessee shall deliver Audited Consolidated
Financials to Lessor within 60 days of the end of the then current Fiscal Year; and



(3) the most recent audited Consolidated Financials of Guarantor within 75 days after the final quarter of each Fiscal Year; and



(4) with reasonable promptness, such information respecting the financial condition and affairs of Lessee or Guarantor as may be requested by Lessor.



(c)	At any time and from time to time upon not
less than 20 days notice by Lessee, Lessor will fumish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.



24.2	Lessee's Financial Covenants.  Lessee shall not
mortgage, pledge, hypothecate, assign, encumber, or grant a preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in the legal or beneficial ownership (including without limitation, the right to distributions) in the Leased Property or the Initial FF&E.
Lessee shall not pay any dividends to its shareholders, except in the amount necessary for such shareholders to pay their respective federal, state and local income taxes to the extent such taxes are allocable to Lessee's taxable income and reportable as such on such shareholders' tax retums, until such time as Lessee has fully complied with the terms and provisions of Section 8.5. Lessee shall not incur any indebtedness (other than ordinary trade payables) unless required (i) to pay ren@ (ii) to maintain and repair the Leased Property in accordance with Article
IX, or (iii) to make Alterations in accordance with Axticle X, provided that Lessee shall thereafter retire such indebtedness prior to making any dividend payments to its shareholders except to the extent needed to pay federal, state or local income tax on their respective shares of Lessee's taxable income.



ARTICLE XXV

Books and Records: Lessoes Right to InWect. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles. The books of account and all other records relating to or reflecting the operation of the Facility shall be kept either at the Facility or at Lessee's offices in Ft Myers, Florida, and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times, upon forty-eight hours notice, for examination, audit, inspection and transcription. All of such books and records pertaining to the Facility including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessee (subject to the terms of Section 34.2), but shall not be removed from the Facility or Lessee's offices by Lessee without Lessor approval.



Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor and upon termination of this Lease to inspect the Leased Propert7y and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee. Lessee shall provide accommodations to Lessor for such periodic inspections at no cost to Lessor.



ARTICLE XXVI

No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.



ARTICLE XXVII

Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

ARTICLE XXVIII

Accel2tance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.



ARTICLE XXIX

No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.



ARTICLE XXX

Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased
Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased
Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.



ARTICLE XXXI

Quiet Enjoyment. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Tenn hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.



ARTICLE XXXII

Notim. All notices, demands, requests, consents, approvals and other communications ("Notice" or "Noiices") hereunder shall be in writing and personally served, mailed (by registered or certified mail, return receipt requested and postage prepaid) or sent by facsimile transmission, addressed to Lessor at 50 Public Square, Suite 1500, Cleveland, Ohio 44113, Attention: Robert W.
Boykin through February 28, 1998 and at Guildhall
Building, 45 W. Prospect Ave., Suite 1500, Cleveland, Ohio
44115, Attention: Robert W. Boykin on and after March 1,
1998, and addressed to Lessee at 12800 University Drive,
Suite 350, Fort Myers, Florida 33908, Attention: Tim
Bogott with a copy to Calfee, Halter & Griswold, 1400
McDonald Investment Center, 800 Superior Avenue,
Cleveland, Ohio 44114-2688, Attention: Jack Batt or to such other address or addresses as either party may hereafter designate. Notice by personal delivery or facsimile transmission shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.



ARTICLE XXXIII

33.1	Lessor May Grant Liens, Subordination.  Without
the consent of Lessee (but with prior notice to Lessee), Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist, modify or extend any lien, encumbrance, superior lease or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing.
This Lease and Lessee's interest herein shall be subordinate to each and every Encumbrance unless the holder thereof elects otherwise provided Lessor causes such holder to execute a nondisturbance agreement substantially in the forin of Exhibit M attached hereto.



(a)	The subordination provisions herein
contained shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall execute and deliver promptly any certificate that Lessor or its successors in interest may request which does not affect in any material respect, Lessee's rights or obligations under this Lease. Lessee hereby constitutes and appoints
Lessor or its successors in interest as Lessee's attorney-in-fact to execute and deliver any such certificate or certificates for and on behalf of Lessee. Notwithstanding any provision in this Lease or any separate agreement with Lessee, Lessee covenants and agrees that Lessee shall not do any act, or refrain from doing any act, if doing such act, or refraining from doing such act, would constitute a default or breach of any Encumbrance.



(b)	This Lease has been, or may be, assigned
as collateral security. After Lessee receives notice of such assignment and so long as the obligations secured by such assignment remain outstanding, Lessee (i) will not pay any Rent under this Lease more than 30 days in advance of its due date without the prior written consent of the holder of any such assignment (the "Assignee"), (ii) will not surrender or consent to the modification of any of the terms of the Lease nor to the termination hereof by Lessor without the Assignee's prior written consent, (iii) will continue to pay Rent under this Lease to the Lessor or as directed by Lessor in accordance with the terms of this Lease (unless and until notified otherwise in writing by the Assignee in case of an event of default under the Assignee's mortgage or other Encumbrance, in which event
Lessee will pay the rent due under this Lease directly to the Assignee or the Assignee's designee) and (iv) will not seek to terminate this Lease or seek or assert any set-off or counterclaim against Rent by reason of any act or omission of the Lessor, until Lessee shall have given written notice of such act or omission to the Assignee (at the Assignee's last address fumished to Lessee) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the Assignee shall have the right, but shall not be obligated, to remedy such act or omission. Any payments made to the Assignee by Lessee shall not affect or impair the other rights and remedies the Assignde may have under said mortgage or Encumbrance or otherwise against the Lessor.



(c)	Lessee agrees, at the election of the
holder of any interest superior to this
Lease
pursuant to the terms hereof ("Holder") to fully and completely attom to, from time to time, and to recognize
Holder or any person, or such person's successors or assigns, who acquires the interest of Lessor under the Lease as Lessee's lessor under this Lease (collectively, "Successor Landlord") upon the then executory terms of this Lease. The foregoing provisions of this paragraph shall inure to the benefit of any such Successor

Landlord shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Lessee however, upon demand of any such Successor Landlord agrees to execute, from time to time, any reasonable instruments to evidence and confirm the provisions of this paragraph, satisfactory to Lessor or any such Successor Landlord. Upon such attornment and the acceptance thereof in writing by such Successor Landlord ' this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Lessee upon all of the then executory tenns of the Lease, except that such Successor Landlord shall not be:



(i)	liable for any act or omission of any prior lessor
(including Lessor); or

(ii)	liable for the return of any security deposit (unless
actually received by such Successor



Lessor); or



(iii)	bound by any waiver or forbearance of any prior
lessor (including Lessor); or

(iv)	liable for any damages or other relief attributable
to any latent or patent defects in



construction; or

(v)	bound by any covenant to perform or
complete any construction or to pay any sum to Lessee except for Lessor's obligations with respect to Capital
Expenditures and payment of the early termination payments set forth in Section 37.2 hereof); or



(vi) subject to any offsets or defenses which might have against any prior Lessor (including



Lessor); or

(vii)	bound by any Rent which Lessee might have
paid for more than the current q . uarter to any prior lessor (including Lessor), except for any overpayment of Percentage Rent which shall be paid or credited to Lessee in accordance with Section 3.2; or



(viii) bound by any amendment or modification of the Lease made without its consent.



(d)	If a lender or prospective lender shall
request modifications to this Lease, Lessee shall not unreasonably withhold, delay or defer Lessee consent thereto unless such modification would affect, in any material respect, Lessee's rights or obligations under this Lease.



(e)	To the extent the terms of this Article
XXXIII conflict with the terins contained in any nondisturbance agreement with the holder of an Encumbrance on the Leased Property, the terms contained in such nondisturbance agreement shall govem.



33.2	Lessee's Right to Cure.  Subject to the
provisions of Section 33.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without fimitation, reasonable attomeys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a fmal, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 33.2 shall survive the termination of this Lease with respect to the Leased
Property.



33.3	Breach by Lessor.  It shall be a breach of this
Lease if Lessor fails to observe or perforrn any terin, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Lessor, within such 30 day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof.



33.4	Lessee's Cooperation.  In connection with the
termination of this Lease due to the expiration of the Term or otherwise, Lessee shall cooperate with Lessor in transfeff ing possession of the Leased Property to a new tenant, including, without limitation, cooperating with the transfer of any licenses or perinits necessary for the operation of the Facility.



ARTICLE XXXIV

34.1	Miscellaneous.  Anvthin contained in this Lease
to the contrary notwithstanding, all claims

9
against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any ten-n or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, tile parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terrns and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be govemed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.



34.2	Transition Procedures.  Upon the expiration or
termination of the Term of this Lease, for whatever reason, Lessor and Lessee shall do the following (and the provisions of this Section 34.2 shall survive the expiration or termination of this Lease until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the management of the Facility.



(a)	Transfer of Licenses.  Upon the expiration
or earlier termination of the Term, Lessee shall use its reasonable efforts (i) to transfer to Lessor or Lessoes nominee, to the extent assignable or ftwsferable, the Franchise Agreement, any liquor licenses, and all other licenses, operating pennits and other govenunental authorizations and all contracts, including contracts with governmental or quasi-govenunental entities, that may be necessary for the operation of the Facility (collectively, "Licenses"), or (ii) if such transfer'is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor of Lessoes nominee of any applications for, all Licenses; provided, in either case, except in the case of a termination resulting from an Event of Default by Lessee, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.



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(b)	Leases and Concessions.  Lessee shall
assign to Lessor or Lessol's nominee simultaneously with the termination of this Lease, and the assignee shall assume any and all subleases and concession agreements in effect with respect to the Facility which Lessor elects to have assigned and to assume.



(c)	Books and Records.  Any and all books,
records files and keys for the Facility kept by Lessee pursuant to this Lease or otherwise shall be delivered promptly to Lessor or Lessor's nominee, simultaneously with the termination of this Lease, but such books and records shall thereafter be available to Lessee at all reasonable times for inspection, audit, examination, and transcription for a period of three years and Lessee may retain (on a confidential basis) copies or computer records thereof.



(d)	Transition Adjustments.  Lessee shall pay
all accounts payable and accrued expenses relating to the Leased Property as of the date of termination of this Lease, to the extent such accounts payable and accrued expenses are required to be paid by Lessee under this Lease, and Lessee shall be entitled to receive and retain all accounts receivable, and an amount equal to all prepaid expenses paid by Lessee, as of the date of this termination. All advance bookings deposits and credits shall be paid to Lessor.



(e) The provisions of this Section 34.2 shall survive the termination or expiration of this



Lease.

34.3	Chanize of Franchise.  Lessee may change the
existing franchise covering the Leased Property with the prior written consent of Lessor, which consent may be withheld in sole and absolute discretion of Lessor.



34.4	Waiver of Presentment, tc.  Lessee waives all
presentments, demands for performance,

E

notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation or incurring of new or additional obligations, except as expressly granted herein.



ARTICLE XXXV

Memorandum of Lease. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.



ARTICLE XXXVI

Lessor's 012tion to Purchase Assets of Lessee.
Subject to Section 6.4 hereof, effective on not less than 60 days' prior Notice given at any time within 90 days before the expiration of the Term, or upon such shorter
Notice period as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase some or all of the assets of Lessee, tangible and intangible, relating to the Leased
Property (other than this Lease and those matters covered by Section 6.4 and Section 34.2), at the expiration or earlier termination of this Lease for an amount (payable in cash on the expiration or earlier termination date of this Lease) equal to the lower of fair market value or the then book value thereof. Notwithstanding any such purchase, Lessor shall obtain no rights to any trade name or logo used in



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connection with the Franchise Agreement unless separate
agreement as to such use is reached with the applicable franchisor.



ARTICLE XXXVII

37.1 Lessor's 012tion to Terminate Lease. Except as specifically provided in this Lease, Lessor may not terminate this Lease.



37.2	Early Termination Payments.

(a)	Sale of Leased Propeit.  In the event
Lessor enters into a bona fide contract to sell the Leased Property, Lessor may terminate this Lease by giving not less than thirty (30) days' prior notice to Lessee of Lessor's election to terminate this Lease effective upon closing of the sale contemplated by such contract. If Lessor sells the Leased Property to a purchaser and Lessee is not retained, within one calendar year of such sale, to either lease or manage the Leased
Property after the sale, Lessor shall pay, subject to
Section 6.4 hereof, the Lessee, upon closing of such sale, an amount (the "Ten-nination Amount") determined as follows:



Year of Lease              Amount of Payment Mo



1
2
3
4
5
6
7
8
9
10

I I	and thereafter (including any renewal term)



In the event Lessee is retained to either lease or manage the Leased Property within one year following the sale of the Leased Property, Lessee shall pay Lessor the Tennination Amount paid to Lessee upon closing of the sale immediately upon commencement of the lease or management contract, as the case may be. This provision shall survive termination of this Lease.



The above-listed percentages refer to the percentage of the immed ' iately precedin g Fiscal
Year's gross revenues for the Leased Property.



I
in addition, if this Lease is terminated due to the circumstances described in Articles XIV or XV hereof, Lessor shall pay Lessee the Termination Amount within 30 days of Lessor's receipt of the proceeds from the event causing such termination.



(b) Casualiy or Condemnation. In the event the Lease is terminated by reason of the circumstances described in Articles XIV or XV hereof, Lessee shall only be entitled to the early termination



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payment described above to the extent that the insurance
proceeds or the condemnation proceeds, as the case may be, arising from such circumstances exceed the total cost of the Leased Property on Lessor's books calculated in accordance with GAAP, adding thereto any and all accumulated depreciation and amortization. In addition, Lessee shall only be entitled to an early termination payment arising from such circumstances to the extent it fails to recover condemnation proceeds after diligently pursuing the recovery thereof through all levels of appeal, for the losses and damages suffered by it due to the early termination.



(c) Default. Lessee shall not be entitled to any payments, fees or damages for termination of this Lease due to Lessee's Event of Default hereunder.



(d)	Development.  In the event Lessor
pursues a Development Project in
accordance
with Section 1.3 hereof	and Lessee and Lessor fail to
agree upon the terms of a revised
percentage lease
agreement in accordance	with Section 1.3 hereof, then
Lessor may terminate the lease in
accordance with
Section 1.3. Upon such termination, Lessor shall pay, s4bject to Section 6.4 hereof, the Lessee, within 90 days of the closing of the percentage lease with another party, one-half of the Termination Amount; provided, however, if the percentage lease entered into by Lessor with respect to the Leased Property is with an Affiliate of Lessor or is with Capstar Hotel Company or an Affiliate of Capstar
Hotel Company, Lessor shall pay Lessee the entire
Tennination Amount then payable.



Any amount payable by Lessor to Lessee under this Section 37.2 shall be reduced and offset by any amount payable by Lessee to Lessor under this Lease, including, without limitation, any amount payable under
Section 6.4 hereof.



ARTICLE XXXVIII

Compliance with Franchise Agreement. To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the coffesponding provisions of this Lease, then Lessee shall be obligated to comply with, and the provisions of this Lease are deemed modified to the extent necessary to comply with, the provisions of the Franchise Acreement, it being the intent of the parties hereto that Lessee comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder.



AR'NCLE XXXIX

Guaraniy AP-reement. Lessee shall cause the Guarantor to,execute and deliver the Guaranty
Agreement in the form of Exhibit L.



[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have executed this Lease under seal by their duly authorized officers as of the date first above written.



"LESSOR"

BOYKIN HOTEL PROPERTIES, L.P.



/@@ 4, d

By:

I



Title: @,@



"LESSEE"

SOUTH SEAS ESTERO ISLAND, LTD.

By:	South Seas Estero, L.L.C.,
an Ohio Limited Liability Company, its General Partner

(?,D w 10&', y
By:	South Seas Properties@i@ted Partnership, its Sole
Member



By: T&T
its



@rts, L.C.,
nerli Partner



Taylor



By: Robert	Taylor
Title: Chairman and Manager



"GUARANTOR"

SOUTH SEAS @SE)R      ERTIES
COMPANY LIMITED PARTNERSIUP



By: T&T



&T
its G



By:	Robert M. Tay I r
Title: Chairman and Manger

[CORPORATE SEAL]

The Mariner Group's execution below isfor the sole purpose ofmaking representations and warranties and being obligated with respect to the covenants contained in 4rticle XIII hereof.



STATE OF OIRO
) SS:



By- I I               . -T/7,
Its:	@l Yrol) t ->



COUNTY OF CUYAHOGA )


	The fore		rument was a		before me this 19 day of
1998, by
		,@oing inst		cknowledged

	M4@-) @ [-.	t@ttccl	as	'I @	of Boykin Hotel
Properties, L.P., an



Ohio Limited Partnership ("Lessee").

Mycommissionexpires:	M@@ 2L@ 2C@-Z--



Notary Public



				ALLISON O. BROZ


	D , v/			NotarY Public-State ol
Ohio,	Cuya. Cty.
	.c w-	C, r., @-Z		my
commission Expires	0 2-c@@


STATE OF




	V		) SS:
COUNTY	&)eC	GA



The foregoing instrument was acknowledged before me this.U Way of @ r@ r!i, 1998, by Robert M. Taylor, as Chairinan and Manager of T&T Resorts, L.C. which is the General Partner of South Seas Properties Limited
Partnership, the Sole Member of South Seas Estero, L.L.C., an Ohio Limited Liability Company, the General Partner of
South Seas Estero Island, Ltd., ("Lessee").



My commission expires: 4S.4 Lt 5 t )-2, -2
O'o Z -

i           I



EDMNA L. VEILLETRE
MY COMMISSION # CC 670150
EXPIRES: August 12, 2DOI

@, 0



Notary Public

IlytI
STATE OFGM 4 , lo f i d @ )
) SS:

COUNTY   CFI



The foregoing instrument was acknowledged before me this o@ay of @ britt ir %/, 1998, by Robert M. Taylor as Chainnan and Manager of T&T Reso rts, L.C., the General
Partner of SouthSeas Resorts Properties Company Limited
Partnership ("Guarantor").

My commission expires: Ak c ks t /.? 0
u



 ....... .    EDWINA L. VEILLETRE
-1@ ., I      MY COMMISSION # CC 670160

@-i

EXPIRES:	August 12, 2DOI
,         B=W Thru NOW Pubk Underwftm



@,IV

STATE OF @



@. I



Notary Public



STATE OF
 . I)ey              SS:

COUNTY OF C            GA )

The foregoing instrument was acknowledged before me
thisIMMay of iCe- @ r " CL r @, 1998 by
0 b ec          @A       o r              as         -
P VKA- @ -of The Mariner Group.

My commission expires:       Lt-S f 1.2. -P po@



MISSION # CC 670150
PIRES:	August 12, 2001

Notary Public